                                                                    Exhibit 99.3
                 SUBJECT TO COMPLETION DATED ___________, 1997

[Exhibit 99.3 Form of Prospectus Supplement.  This form of Prospectus Supplement
              -----------------------------
is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED _________, 1997)

--------------------------------------------------------------------------------

                 CHEVY CHASE RECEIVABLES FINANCE TRUST 199__-__
                                $_____________
                _____% Auto Receivables Certificates, Class __
                           CHEVY CHASE BANK, F.S.B.
                                     Bank
                            _______________________

                                   Servicer

                            _______________________

                                  Originator
--------------------------------------------------------------------------------
                 The Class ___ Auto Receivables Backed Certificates (the "Certificates") offered hereby represent the right to receive repayment of the Initial Certificate Principal Amount ($____________) of the Certificates and monthly interest at a rate of _____% per annum on the unpaid portion of such principal amount. The rights to receive such payments are based solely upon the interests represented by the Certificates in the Chevy Chase Auto Receivables Trust 199__-__ (the "Trust") formed pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), dated as of ____________, 199__, among ______________________________, as originators, (the "Originators") as servicer of the receivables (the "Servicer") Chevy Chase Bank, F.S.B. (the "Bank") and ____________, as trustee (the "Trustee"). The assets of the Trust will consist of any combination of retail installment sales and finance contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles, light duty trucks and vans financed thereby or participation interests therein, all monies relating thereto (the "Contracts"), the underlying new and used automobiles, light duty trucks and vans (the "Vehicles," together with the Contracts], the "Receivables") and the proceeds thereof received by the Trust from the Bank on or prior to the date of the issuance of the Certificates. [The assets of the Trust also will include a certificate guaranty insurance policy issued with respect to the Certificates (the "Certificate Insurance Policy") by _____________ (the "Certificate Insurer"), and during the Funding Period, amounts on deposit in the Pre-funding Account and the Capitalized Interest Account. The Trustee will also have access to the Reserve Account to be established for the benefit of the holders of the Certificates (the "Certificateholders") and the Certificate Insurer. Capitalized terms used herein are defined terms having specific meanings. An "Index of Defined Terms" is set forth as page __ hereto, which indicates the page on which such defined terms are defined.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AS PAGE __ HEREIN AND IN THE PROSPECTUS AT PAGE __.

                         [FORM OF CREDIT ENHANCEMENT]
                              ------------------
THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE ORIGINATORS, THE BANK, THE SERVICER, ANY SUCCESSOR SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE ORIGINATORS OR THE BANK. SEE ALSO "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.


---------------------------------------------------------------------------
                              Price to     Underwriting    Proceeds to the
                              Public(1)     Discount(2)     Bank/(1)//(3)/
---------------------------- -----------  ---------------  ----------------

Per Certificate............          %                %                  %
Total......................  $            $                $
---------------------------- -----------===================================

   (1) Plus accrued interest, if any, from ____________, 199__.
   (2) The Bank has agreed to indemnify the Underwriter(s) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
   (3) Before deducting estimated expenses of $____________ payable by the Bank.

                 [The Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriter(s) and subject to the approval of certain legal matters by Dewey Ballantine, counsel for the Underwriter(s). It is expected that delivery of the Certificates will be made only in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company on or about _____________, 19__]

                        [Name(s) of the Underwriter(s)]

               The Contracts are contracts for the sale of the Vehicles, entitling the originator thereunder to payments of principal and interest (hereinafter, "Contract Principal" and "Contract Interest," respectively).

               Principal and interest will be paid to the Certificateholders [monthly] on the _____ day (or the next succeeding business day thereafter) of each [month], commencing (except as provided below) in ____________ 199__. The final payment of principal and interest on the Certificates will not be later than the ____________ Payment Date. The Pooling Agreement and the Receivables Acquisition Agreement will provide that, to the extent additional, qualifying Receivables satisfactory to the Certificate Insurer are available from the Originators during the period prior to the ____________ 199__ Payment Date, or, if a Required Amortization Event (as defined herein) occurs with respect to a Payment Date prior to the ____________ 199__ Payment Date, such earlier Payment Date (the ____________ 199__ or such earlier Payment Date being the "Initial Amortization Date"), the Pre-Funded Amount and all Contract Principal received by the Trust will be disbursed to the Bank in consideration of the conveyance of such additional, qualifying Receivables (the "Additional Receivables").

               On the Funding Distribution Date, the amount, if any, remaining on deposit in the Pre-Funding Account will be transferred to the Remittance Account for distribution to the Certificateholders as a prepayment of principal. Beginning with the Initial Amortization Date, the Certificateholders will generally be entitled to receive the Applicable Percentage of all Contract Principal (other than Contract Principal resulting from certain Prepayments) received by the Trust during the prior calendar month together with, as a payment of principal, ___% of the lesser of (x) all Contract Interest received by the Trust during the preceding calendar month in excess of the amount of interest then due on the Certificates, subject to certain adjustments (the "Excess Contract Interest") and (y) the amount then remaining in the Remittance Account. On and after the Initial Amortization Date (unless a Required Amortization Event has occurred) the Bank will have the option on each Payment Date to convey Additional Receivables to the Trust, having an aggregate Discounted Contract Balance not in excess of the aggregate amount of Prepayments deposited to the Remittance Account with respect to the prior Remittance Period. The Trust shall disburse to the Bank an amount equal to the aggregate Discounted Contract Balance of such Additional Receivables.

               The Certificate Insurer will be unconditionally obligated, to the extent that Available Funds on any Payment Date are insufficient, to pay the full amount of the required payments of principal and interest then due and payable under the Certificates. "Available Funds" shall mean all amounts held by the Trust received with respect to the Receivables, all amounts in the Capitalized Interest Account and the Reserve Account established by the Bank for the benefit of the Certificateholders, other than payments under the Certificate Insurance Policy or payments received by the Servicer which relate to subsequent collection periods.

                  ------------------------------------------

               THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                  ------------------------------------------

               IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER(S) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                  ------------------------------------------

                         REPORTS TO CERTIFICATEHOLDERS

               Unless and until Definitive Certificates are issued, periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Company ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holders of the Certificates. See "Description of the Securities -- Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               SUMMARY OF TERMS

               The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer................    CHEVY CHASE AUTO RECEIVABLES TRUST 199_-_ (the "Trust"
                          or the "Issuer").

Bank..................    Chevy Chase Bank, F.S.B. (the "Bank"), a federally
                          chartered stock savings bank. The Bank will acquire
                          the Receivables from the Originators and will
                          simultaneously transfer the Receivables (including
                          from time to time the Additional Receivables) to the
                          Trust. The principal executive offices of the Bank are
                          located at 8401 Connecticut Avenue, Chevy Chase,
                          Maryland 20815, and its telephone number is (301)
                          986-7000.

Servicer..............    ________________________________ (the "Servicer"). The
                          principal executive offices of the Servicer are
                          located at 8401 Connecticut Avenue, Chevy Chase,
                          Maryland 20815, and its telephone number is (301)
                          986-7000.

Originators...........    _____________________, a ________ (the "Originators").
                          The principal executive offices of [_______________]
                          are located at
                          ______________________________________________________
                          __, and its telephone number is __________.

Trustee...............    ________________________ (the "Trustee"), a
                          ___________ association. The corporate trust offices
                          of the Trustee are located at ______________________
                          and its telephone number is (___) ______.

Certificate
Insurer...............    ________________________, a ____________ corporation
                          (the "Certificate Insurer"). The principal executive
                          offices of the Certificate Insurer are located at
                          ________________________ and its telephone number is
                          (___) ____________.

Cut-Off Date..........    ____________, 199__.

Closing Date..........    ____________, 199__.

The Certificates......    The Certificates will represent the right to receive a
                          specified principal amount and [monthly] interest at a
                          rate of _____% per annum on the unpaid portion of that
                          principal amount (the "Required Payments"). The rights
                          to such payments are based solely on the interest in
                          the Trust represented by the Certificates. The
                          Certificates will be issued in a principal amount of
                          $____________, which is not greater than the sum of
                          (i) ___% of the aggregate Contract Principal Balance
                          of the Contracts as of the close of business on
                          ____________, 199__ (the "Cut-Off Date") (the "Initial
                          Contract Principal Balance") and (ii) the Original
                          Pre-


                          Funded Amount. As of any date of determination, the aggregate outstanding Discounted Contract Balance of all Contracts (including all Additional Receivables) then owned by the Trust and not represented by the Certificates is the "Transferor's Balance." The
                          Discounted Contract Balance was derived using a discount rate of ___%. As discussed below, the Transferor's Balance as evidenced by the Bank's
                          Certificate represents a subordinate interest in the Trust because all amounts received with respect to the Transferor's Balance (as well as all Residual Receipts and all Excess Contract Interest) are available to provide payment for any shortfall in the amounts available to meet Required Payments under the Certificates.

                          The interest in the Trust to be evidenced by a Certificate will represent at least [$1,000,000] of the Initial Certificate Principal Amount.

                          As described below under "Trust Assets" and below under "Flow of Funds," from time to time the Bank may convey Additional Receivables to the Trust. The
                          Pooling Agreement provides that, unless a Required
                          Amortization Event occurs prior to the ____________
                          199__ Payment Date, all Contract Principal which would otherwise be paid to the Certificateholders or distributed to the Bank will be disbursed to the Bank in consideration of the conveyance of Additional
                          Receivables, with the result that the
                          Certificateholders will receive payments of interest only, and no payments of principal, on each Payment
                          Date prior to the ____________ 199__ Payment Date except for a possible prepayment of principal resulting from the distribution of amounts remaining on deposit in the Pre-Funding Account on the Funding
                          Distribution Date. See "Description of the
                          Certificates" and "Prepayment and Yield
                          Considerations" in the Prospectus.

The Trust.............    The Trust will be a trust established under the laws
                          of the State of ____________. The activities of the
                          Trust are limited by the terms of the Trust Agreement
                          to purchasing, owning and managing the Receivables,
                          issuing and making payments on the Certificates and
                          other activities related thereto. The Trust Property
                          includes (i) the Receivables, (ii) all monies
                          (including accrued interest) due thereunder on or
                          after the Cut-off Date, (iii) such amounts as from
                          time to time may be held in one or more accounts
                          established and maintained by the Servicer pursuant to
                          the Pooling Agreement, as described below, [(iv) the
                          security interests in the Vehicles, (v) the rights to
                          proceeds from claims on physical damage, credit life
                          and disability insurance policies, if any, covering
                          Vehicles or Obligors, as the case may be, (vi) any
                          proceeds of repossessed Vehicles,] (vii) the rights of
                          the Bank under the Receivables Acquisition Agreement
                          and (viii) interest earned on short-term investments
                          made by the Trust.

                          In the Receivables Acquisition Agreement, the
                          Originator will make certain representations and warranties to the Bank with respect to, among other things, the Vehicles and the Contracts, which representations and warranties will be assigned to the Trustee under the Pooling Agreement.

                                      S-5

The Receivables.......    The Receivables consist of noncancelable retail
                          installment sales and finance contracts between
                          manufacturers, dealers or certain other originators
                          and retail purchasers serviced by new and used
                          automobiles, light duty trucks and vans financed
                          thereby or participation interest therein. Each
                          Obligor's obligation under its Contract is a full
                          recourse obligation. The "Obligor" is the obligor
                          under each Contract including any guarantor. The
                          Receivables contain provisions which unconditionally
                          obligate the Obligor to make all Contract Payments.
                          Approximately _____% of the Receivables (by aggregate
                          principal balance of the Receivables as of the Cut-Off
                          Date) were purchased or originated by the Bank and the
                          other _____% of the Receivables were purchased or
                          originated by the Bank's wholly-owned subsidiary,
                          Consumer Finance Corporation ("CFC"). The Receivables
                          purchased or originated by CFC are referred to herein
                          as the "CFC Receivables."

                          [All of the Contracts were purchased by the Bank from the Originators in the ordinary course of business and the Contracts constitute substantially all of the automobile, light duty truck and van retail installment sale and finance contracts included in the Originators' portfolio meeting the selection criteria described herein. Such selection criteria included that: (i) each Contract is secured by a new or used automobile, light duty truck or van; (ii) each Contract was originated in the United States; (iii) each Contract provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month in the life of the Contract may be minimally different from the level payment, and a minimal number of the Contracts provide for monthly payments for a period of time not exceeding one year after origination in an amount less than such level payment, provided that as of the Cutoff Date the monthly payment currently due under each such Contract is equal to such level payment; (iv) each Contract was originated on or prior to _______, 199_; (v) each Contract has an original term of __ to __ months and, as of the Cutoff Date, had a remaining term to maturity of not less than three months nor more than __ month; (vi) each Contract provides for the payment of a finance charge at an APR ranging from __% to __%;
                          (vii) each Contract shall not have a Scheduled Payment that is more than 30 days past due as of the Cutoff
                          Date; (viii) no Contract shall be due, to the best knowledge of the related Originator, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (ix) no Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (x) as of the Cutoff Date, physical damage insurance relating to each Vehicle is not being force-placed by the Servicer.]

                          [As of the Cutoff Date, approximately __%, approximately __%, and approximately __% of the Aggregate Discounted Contract Balance are expected to represent Contracts secured by automobiles, light duty trucks and vans, respectively. Based on the Aggregate
                          Discounted Contract Balance, approximately ___% and approximately ___% of the Contracts are expected to represent financing of new vehicles and used vehicles, respectively, and no more than ___% of the Contracts are

                                      S-6

                          expected to be due from employees of the Originator or any of its respective affiliates. As of the Cutoff
                          Date, the average Principal Balance of Contracts secured by automobiles, light duty trucks and vans is expected to be approximately $________, approximately
                          $____ and approximately $________, respectively. The majority of the Vehicles are expected to be foreign and domestic automobiles, light duty trucks and vans.
                          Except in the case of any breach of representations and warranties by the Originator, it is expected that none of the Contracts provide for recourse to the Originator who originated the related Contract.]

Flow of Funds.........    The Pooling Agreement will require that the Trustee
                          establish an account (the "Remittance Account") and
                          that the Servicer deposit to the Remittance Account
                          all collections received by the Servicer on the
                          Contracts on the next business day following receipt
                          of such amounts.

                          The Pooling Agreement will also require that the Trustee establish an account (the "Pre-Funding
                          Account") and that the Bank deposit to the Pre-Funding
                          Account on the Closing Date cash in the amount of $____________ (the "Original Pre-Funded Amount"). On the Funding Distribution Date, the Trustee will transfer the amount, if any, then on deposit in the Pre-Funding Account to the Remittance Account for distribution to the Certificateholders as a prepayment of principal.

                          On each Payment Date the Trustee will be required to make the following payments from the Available Funds then on deposit in the Remittance Account, in the following order of priority:

                             (i) to the Servicer, the Servicing Fee then due, together with certain miscellaneous amounts;

                             (ii) on the Payment Date which is also the Funding
                             Distribution Date, to the Certificateholders, the Pre-Funded Amount, if any;

                             (iii) to the Certificateholders, the Certificate
                             Interest and Overdue Interest for the related
                             Remittance Period;

                             (iv) on and after the Payment Date which is also the Initial Amortization Date and until the Certificate Principal Balance has been reduced to zero, to the Certificateholders, the Base Principal
                             Distribution Amount and any Overdue Principal for the related Remittance Period;

                             (v) to the Certificate Insurer, the premiums then due with respect to the Certificate Insurance
                             Policy (the cost of which will be debited against the Bank's Interest);

                             (vi) to the Certificate Insurer, any amounts previously paid by it under the Certificate
                             Insurance Policy and not theretofore repaid, together with interest thereon;

                                      S-7

                             (vii) to the Reserve Account, the amount of any insufficiency therein;

                             (viii) on and after the Payment Date which is also the Initial Amortization Date and until the Certificate Principal Balance has been reduced to zero, to the Certificateholders, the Excess
                             Principal Amount as of such Payment Date;

                             (ix) to the Servicer, certain remaining amounts as reimbursement for certain expenses; and

                             (x) to the holder of the Bank's Certificate, any remaining amounts.

                          See "Description of the Certificates - Flow of Funds" for the definitions of certain defined terms used above.

Credit Enhancement....    The credit enhancement available for the benefit of
                          the Certificateholders takes the following forms: the
                          Transferor's Interest, the Capitalized Interest
                          Account, the Reserve Account and the Certificate
                          Insurance Policy.

A.  Bank's Interest...    The "Bank's Interest", as evidenced by the Bank's
                          Certificate, is the right of the holder of the Bank's
                          Certificate to receive the Transferor's Balance plus
                          other remaining Available Funds as described in clause
                          (x) of "Flow of Funds" above.

                          The Transferor's Balance as of any date of determination is equal to the excess of (x) the aggregate outstanding Discounted Contract Balance of all Contracts as of such date (computed as stated above) over (y) the outstanding Certificate Principal
                          Balance minus the Pre-Funded Amount, if any, as of such date. As of the Cut-Off Date the Transferor's
                          Balance was equal to ___% of the sum of the Initial
                          Aggregate Discounted Contract Balance.

                          The Pooling Agreement provides that 100% of any losses on Defaulted Contracts be allocated to the Transferor's Balance until the Transferor's Balance is reduced to zero. If losses on Defaulted Contracts occur when the Transferor's Balance is zero, then the Applicable Percentage of the outstanding Discounted
                          Contract Balance of such Defaulted Contracts will be due to the Certificateholders on the next Payment
                          Date, such amount to be paid from any Available Funds on deposit in the Remittance Account on such Payment
                          Date, amounts transferred from the Reserve Account on such Payment Date and, if the foregoing sources are insufficient, Insured Payments made by the Certificate
                          Insurer.

                          In addition to the repayment of the Transferor's
                          Balance, the holder of the Bank's Certificate as owner of the Bank's Interest will be entitled to receive on each Payment Date any Available Funds not required to be

                                      S-8

                          used for repayments to the Certificate Insurer, the making of any required deposits to the Reserve Account or other required purposes.

                          If, prior to the Initial Amortization Date, the Transferor's Balance is reduced below ___%, then the Bank will be required on the next Payment Date to transfer to the Trust Additional Receivables having an aggregate Discounted Contract Balance necessary to increase the Transferor's Balance to the ___% level.
                          The Trust will disburse to the Bank Excess Contract
                          Interest and other excess cash with respect to such transfers, and the obligation of the Bank to transfer such Additional Receivables is limited by the amount of the Excess Contract Interest and other excess cash available.

B. Capitalized Interest
    Account...........    The Pooling Agreement will require that the Trustee
                          establish an account (the "Capitalized Interest
                          Account") and that the Bank deposit to the Capitalized
                          Interest Account on the Closing Date cash in the
                          amount of $_________ (the "Initial Capitalized
                          Interest Amount"). On each Payment Date during the
                          Funding Period, amounts on deposit in the Capitalized
                          Interest Account will be required to be transferred to
                          the Remittance Account to the extent the aggregate
                          amount of Contract Interest for the related Remittance
                          Period is insufficient to fund the full amount of the
                          Certificate Interest and Servicer Fee payable on such
                          Payment Date. On each such Payment Date, the Bank will
                          have the right to instruct the Trustee to transfer to
                          the Bank from the Capitalized Interest Account the
                          Overfunded Interest Amount. The amount, if any, on
                          deposit in the Capitalized Interest Account on the
                          Funding Distribution Date will be disbursed to the
                          Bank.

C. Reserve Account....    Pursuant to the terms of the Insurance Agreement,
                          dated as of ____________, 199__, among the
                          Originators, the Servicer, the Bank, the Collateral
                          Agent, the Trustee and the Certificate Insurer (the
                          "Insurance Agreement"), and the Pooling Agreement, the
                          Trustee will hold a reserve account (the "Reserve
                          Account") for the benefit of the Certificateholders,
                          the Certificate Insurer and the Transferor, as their
                          interests may appear, which will be funded with cash
                          on the Closing Date in the initial amount of
                          $____________.

                          In connection with each payment to the Bank from the Pre-Funding Account, the Trustee will transfer from the Pre-Funding Account to the Reserve Account an amount equal to __% of the aggregate Contract
                          Principal Balances of the Additional Contracts conveyed to the Trust on the date of such payment. The amount on deposit in the Reserve Account on the Funding Termination Date will be required to be maintained until the date two years after the Closing
                          Date (the "Determination Date"). On each Payment Date thereafter, the amount on deposit in the Reserve
                          Account will be required to be maintained in an amount equal to the greater of (i) the product of (x) a fraction, the numerator of which is the amount on deposit in the Reserve Account on the Determination
                          Date and the denominator of which is the aggregate
                          Contract Principal Balances as of the Calculation Date immediately

                                      S-9

                          preceding the Determination Date and (y) the aggregate Contract Principal Balances as of the related Calculation Date and (ii) $________. On each Payment Date, amounts on deposit in the Reserve Account are required to be transferred to the Remittance Account to the extent that Available Funds are insufficient to fund the full amount of Required Payments on such Payment Date.

D. Certificate Insurance
   Policy.............    In the event that Available Funds plus any amounts
                          available to be withdrawn from the Reserve Account and the Capitalized Interest Account are insufficient to fund the full amount of the Required Payments due on any Payment Date, the Trustee will be required to make a claim under the Certificate Insurance Policy.

                          "Required Payments" means, with respect to any Payment Date, the amounts described in clauses (ii), (iii) and
                          (iv) under "Flow of Funds" above on such Payment Date.

E. Yield Maintenance
   Account............    Certain of the Receivables have annual contract rates
                          of interest ("Receivables Rates") which are less than the sum of the Certificate Rate, the Servicing Fee
                          Rate and the rates at which the Certificate Insurer's premium and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). The Yield
                          Maintenance Account is a segregated trust account which will not be part of the Trust into which the Bank will make a single deposit on the Closing Date in an amount (the "Initial Yield Maintenance Amount") necessary to fund any shortfall on interest collections which results from Receivables having
                          Receivables Rates of less than the Required Rate.
                          After the Closing Date no additional amounts will be deposited in the Yield Maintenance Account. The
                          Initial Yield Maintenance Amount has been calculated using a zero prepayment rate on the Receivables. On each Determination Date, the Servicer is permitted to recalculate the amount required to be on deposit in the Yield Maintenance Account (the "Yield Maintenance
                          Amount"), which may decline as Receivables having less than the Required Rate prepay or are otherwise removed from the Trust. Any amounts in excess of the Yield
                          Maintenance Amount will be released to the Bank.
                          Amounts may be withdrawn from the Yield Maintenance
                          Account only with respect to the interest shortfalls described above. Any excess funds in the Yield
                          Maintenance Account will be released to the Bank.

Servicing.............    The Servicer will be responsible for servicing,
                          managing, arranging, making collections on and otherwise enforcing the Contracts. The Servicer will be required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar contracts owned by the Servicer. The Servicer will be entitled to receive a monthly fee (the "Servicing Fee") of the product of
                          (i) one-twelfth, (ii) ___% (the "Servicing Fee Rate") and (iii) the Aggregate Discounted Contract Balance as of the beginning of the previous Remittance Period, payable out of the Collection Account, plus late payment fees and certain other fees paid by the Obligors ("Servicing Charges") and investment earnings on amounts held in the Remittance Account ("Investment
                          Earnings"), as compensation for acting as Servicer.

                          Except as hereinafter provided, on the day prior to any Payment Date, the Servicer will be required to make an advance (a "Servicer Advance") to the Trustee in an amount sufficient to cover all amounts due and unpaid on any Delinquent Contract as of the previous Determination Date ("Delinquency Amounts"). A "Delinquent Contract" will mean, as of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which the Obligor has not paid all Contract Payments then due. With respect to any Delinquent Contract, whenever the Servicer shall have determined that it will be unable to recover a Delinquency Amount or portion thereof on such Delinquent Contract, the Servicer shall not be required to make a Servicer Advance on such unrecoverable Delinquency Amount or portion thereof, but will be required to enforce its remedies (including acceleration) under such Contract. Furthermore, if at any time the Bank is no longer the Servicer, no Servicer Advances will be required. In the event that the Servicer determines that any Servicer Advances previously made are Nonrecoverable Advances, or any Delinquent Contracts for which the Bank has made advances of Delinquency Amounts in respect thereof become Defaulted Contracts, then the Trustee shall have the right to draw on the Collection Account and the Reserve Account to repay such Servicer Advances.

Optional Termination..    The Bank will have the option, subject to certain
                          conditions set forth in the Pooling Agreement, including the deposit of the sum specified in the Pooling Agreement, to remove all, but not less than all, of the property in the Trust, and thereby cause early retirement of the Certificates and the Bank's
                          Certificate as of any Payment Date on which the Certificate Principal Balance is less than ____% of the Initial Certificate Principal Amount (after giving effect to payment of principal on such Payment Date).
                          In the event of such a removal, the entire outstanding
                          Certificate Principal Balance, together with accrued interest thereon at the Certificate Interest Rate, will be required to be paid to the Certificateholders on such Payment Date, and the Transferor's Balance, if any, will be required to be paid to the holder of the Bank's Certificate on such Payment Date.

Certain Legal
Aspects of the
Receivables..........     With respect to the transfer of the Receivables, the
                          Original Pre-Funded Amount and the Initial Capitalized
                          Interest Amount to the Trust, the Bank will warrant in the Pooling Agreement that the transfer by it to the Trust is either a valid transfer and assignment of the Receivables, the Original Pre-Funded Amount and the
                          Initial Capitalized Interest Amount to the Trust or the grant of a security interest in the Receivables, the Original Pre-Funded Amount and the Initial
                          Capitalized Interest Amount.

                          The Bank will be required to take such action as is required to perfect the Trust's security interest in the Receivables, the Original Pre-Funded Amount and the Initial Capitalized Interest Amount. The Bank will warrant that if the transfer by it to the Trust is deemed to be a grant to the Trust of a security interest in the Receivables, the Original Pre-Funded Amount and the Initial Capitalized Interest Amount, then the Trust will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. If the Bank, the Servicer, or the Trustee, while in possession of an item of Receivables, sells or pledges and delivers such Receivables to another party, in violation of the Pooling Agreement, there is a risk that the purchaser could acquire an interest in such an item of Receivables having priority over the Trust's interest.

                          [Because of the administrative burden and expense that would be entailed in so doing, none of the Originators nor the Bank has filed or will be required to file UCC (as herein defined) financing statements in favor of the Trustee identifying the Vehicles as collateral pledged to the Trustee on behalf of the Trust. In the absence of such filings any security interest in the Vehicles will not be perfected in favor of the Trustee. Upon request, the Originators and/or the Bank will be required to make such filings with respect to Defaulted Contracts. If there are any Vehicles as to which the Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Bank will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia, Georgia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Bank will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Originator. The Bank will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Originator is not maintained on behalf of the Trust in the related Vehicle. See "Risk Factors -- Certain Legal Aspects" and "Certain Legal Aspects -- UCC and Bankruptcy Considerations."]

Federal Income Tax
Consequences..........    The Certificates will be characterized as indebtedness
                          for federal income tax purposes. Under the Pooling
                          Agreement, the Bank and the Certificateholders and other parties will agree to treat the Certificates as debt for federal and state income tax purposes. See
                          "Federal Income Tax Consequences" for additional information concerning the application of federal and state income tax laws.

ERISA
Considerations........    The acquisition of a Certificate by an employee
                          benefit plan subject to the Employee Retirement Income
                          Security Act of 1974, as amended ("ERISA"), and the provisions of Section 4975 of the Code (a "Plan"), could result in a prohibited transaction under ERISA and Section 4975 of the Code, unless such acquisition is subject to a statutory or administrative exemption, if, by virtue of such acquisition, assets held by the Trust and pledged to the Trustee were deemed to be assets of the Plan. In addition, the Originators, the Servicer or other parties may be considered to be a fiduciary with respect to any Plan. Therefore, the acquisition and transfer of the Certificates are subject to certain restrictions. See "ERISA
                          Considerations."

Ratings...............    It is a condition of the original issuance of the
                          Certificates that the Certificates receive ratings of ___ by ____________________ ("____"), and ___ by
                          ___________________________ ("_________"). A security
                          rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See
                          "Ratings."

Risk Factors..........    For a discussion of certain factors that should be
                          considered by prospective investors in the Certificates, see "Risk Factors" herein and in the Prospectus.

Certain Legal
Matters...............    Certain legal matters relating to the validity of the
                          issuance of the Certificates will be passed upon for the Issuer by Shaw, Pittman, Potts & Trowbridge,
                          Washington, D.C. and for the Underwriter by Dewey
                          Ballantine, New York, NY.

                                  RISK FACTORS

            In addition to those factors described under "Risk Factors" in the Prospectus, prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the
  Certificates:

       Risk of Losses on Investment Associated with Limited Obligations of the Trust. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Certificates. The Certificateholders will not receive any distributions with respect to a Payment Date until the full amount of interest on and principal of the Certificates on such Payment Date has been deposited in the Certificate Distribution Account. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Trust Accounts. The Certificates represent solely obligations of, or interests in, the Trust and the Certificates will not be insured or guaranteed by the Bank, any Originator, the Servicer, the Trustee or any other person or entity. Consequently, holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount, and the amount required to be on deposit in the Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in the Reserve Account will be available on each Payment Date to cover shortfalls in distributions of interest and principal on the Certificates prior to the application thereof to cover shortfalls on the Certificates. If the Reserve Account is exhausted, the Trust will depend solely on current payments on the Receivables to make payments on the Certificates.

       Risk of Limited Liquidity and Lower Market Price Associated with a Reduction or Withdrawal of Ratings of the Securities. It is a condition to the issuance of the Certificates and the Certificates that the Certificates be rated in the [_____] rating category or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Certificates addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Certificates pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Certificates is based primarily on the creditworthiness of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The rating of the Certificates is based primarily on the creditworthiness of the Receivables and the availability of funds in the Reserve Account. The ratings of the Certificates are also based on the rating of the Credit Enhancer. Upon a Credit Enhancer default, the rating on the Certificates may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Credit Enhancer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Certificates. Any reduction or withdrawal of a rating will have an adverse effect on the liquidity and market price of the Certificates. See "Ratings."

       [Risk of Reduced Rate of Return Associated with Relationship Between Base Rate and LIBOR. Allocations of payments on the variable rate Receivables to principal and interest depend upon the applicable Base Rate. Interest on the Certificates accrues at a rate generally based upon LIBOR. These two rates can and will vary with respect to each other. Historically, they have increased or decreased roughly in tandem and, during the last ten years, LIBOR always has remained below the Base Rate. However, no assurance can be given that these historical trends will continue. There is a risk that if LIBOR were to more above the Base Rate, the spread used to pay interest to the Certificateholders would disappear and the rate of return to investors would be reduced.]

       [The variable rate Receivables bear interest at the Base Rate plus a Base Rate Additive ranging from _____% to _____%. The Certificate Interest is based upon LIBOR. If, in respect of any Payment Date, there does not exist a positive spread between the weighted average of the Receivables Rate less the Servicing Fee Rate (such difference between the Receivables Rate and the Servicing Fee Rate being the "Net Receivables Rate") for the Collection Period preceding such Payment Date, on the one hand, and the Certificate Rate for such Payment Date (calculated before giving effect to this sentence), on the other hand, then the Certificate Rate for such Payment Date shall not exceed the Net Receivables Rate.]

       [Risk of Reduced Rate of Return Associated with Yield Considerations.
  The Certificateholders will bear the risk associated with the possible narrowing of the spread between the Certificate Rate and the Net Receivables Rate. If this spread disappears (i.e., if the Certificate Rate exceeds or equals the Net Receivables Rate), the interest payable on the Certificates for the related Payment Date will not exceed such Net Receivables Rate. A substantial change in LIBOR at a time when the Net Receivables Rate does not experience a similar change could result in limiting the Certificate Rate and consequently could reduce the rate of return to investors as described above.]

       Risk of Lower Yield Associated with Prepayment Considerations. If purchased at other than par, the yield to maturity on the Certificates will be affected by the rate of the payment of principal of the Contracts. If the actual rate of payments on the Contracts is slower than the rate anticipated by an investor who purchases the Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Contracts is faster than the rate anticipated by an investor who purchases the Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

       [All of the Contracts are fixed-rate contracts. The rate of prepayments with respect to conventional fixed contracts has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate contracts, such contracts are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such contracts. However, the monthly payment on contracts similar to the Contracts is often smaller than the monthly payment on other types of consumer debt, for example, a typical mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the contracts monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate contracts, such contracts are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such contracts. As of the Cut-off Date, ____% of the aggregate principal balance of the Contracts had prepayment penalties.]

       [All of the Contracts are adjustable rate contracts. As is the case with conventional fixed rate contracts, adjustable rate contracts may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their adjustable rate contracts to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Contracts will experience. As of the Cut-off Date, ____% of the aggregate principal balance of the Contracts had prepayment penalties.]

                                   THE RECEIVABLES

  Contracts

            [Description of collateral is transaction dependent - an example of disclosure language is set forth below.]

            [All of the Contracts were purchased by the Bank from the Originators in the ordinary course of business and the Contracts constitute substantially all of the automobile, light duty truck and van retail installment sale and finance contracts included in the Originators' portfolio meeting the selection criteria described herein. Such selection criteria included that: (i) each Contract is secured by a new or used automobile or light duty truck; (ii) each Contract was originated in the United States;
  (iii) each Contract provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month in the life of the Contract may be minimally different from the level payment, and a minimal number of the Contracts provide for monthly payments for a period of time not exceeding one year after origination in an amount less than such level payment, provided that as of the Cutoff Date the monthly payment currently due under each such Contract is equal to such level payment; (iv) each Contract was originated on or prior to _______, 199_;
  (v) each Contract has an original term of __ to __ months and, as of the Cutoff Date, had a remaining term to maturity of not less than three months nor more than __ month; (vi) each Contract provides for the payment of a finance charge at an APR ranging from __% to __%; (vii) each Contract shall not have a Scheduled Payment that is more than 30 days past due as of the Cutoff Date; (viii) no Contract shall be due, to the best knowledge of the related Originator, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (ix) no Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (x) as of the Cutoff Date, physical damage insurance relating to each Vehicle is not being force-placed by the Servicer.

            Certain information with respect to the Receivables expected to be sold by the Originators to the Bank pursuant to the Receivables Acquisition Agreement and in turn transferred by the Bank to the Trust pursuant to the Pooling Agreement is set forth below. The description of the Receivables presented in this Prospectus Supplement is based upon the pool of Receivables as it is expected to be constituted on the Cutoff Date. While information as of the Closing Date for the Receivables that actually will be sold to the Trust may differ somewhat from the information presented herein, the Bank does not expect that the characteristics of the Receivables that are sold to the Trust will vary materially from the information presented in this Prospectus Supplement concerning the Receivables.

            As of the Cutoff Date, approximately __%, __% and approximately __% of the Aggregate Discounted Contract Balance are expected to represent Contracts secured by automobiles, light duty trucks and vans, respectively. Based on the Aggregate Discounted Contract Balance, approximately __% and approximately __% of the Contracts are expected to represent financing of new vehicles and used vehicles, respectively, and no more than __% of the Contracts are expected to be due from employees of the Originator or any of its respective affiliates. As of the Cutoff Date, the average Principal Balance of Contracts secured by automobiles, light duty trucks and vans is expected to be approximately $_____, approximately $ ______ and approximately $_____, respectively. The majority of the Vehicles are expected to be foreign and domestic automobiles, light duty trucks and vans. Except in the case of any breach of representations and warranties by the related Originator, it is expected that none of the Contracts provide for recourse to the Originator who originated the related Contract.

            Each Contract provides for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Contract will be allocated pursuant to the Pooling Agreement on an actuarial basis.

            If an Obligor elects to prepay a Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges, calculated in accordance with the Rule of 78s. The amount of a rebate under a Contract calculated in this manner will always be less than had such rebate been calculated on an actuarial basis. Distributions to Certificateholders will not be affected by Rule of 78s rebates under the Contract because pursuant to the Pooling Agreement such distributions will be determined using the actuarial method.]

            The expected composition, distribution by APR and geographical distribution of the Contracts are as set forth in the following tables.

                     Expected Composition of the Contracts

  Initial Aggregate Discounted Contract Balance........ $
  Number of Contracts.................................. ____
  Average Original Principal Balance................... $
    Range of Original Principal Balances............... $___ to $___
  Weighted Average APR(1).............................. ___%
    Range of APRs...................................... ___% to___%
  Weighted Average Original Maturity(1)................ ___ months
    Range of Original Maturities....................... ___ months to ___ months
  Weighted Average Remaining Maturity(1)............... ___ months
      Range of Remaining Maturities.................... ___ months to ___ months
------------

(1)   Weighted by Aggregate Discounted Contract Balance as of the Cutoff Date.


                 Expected Distribution of the Contracts by APR

                                            Aggregate   Percentage of
                            Percentage of   Discounted    Aggregate
                              Aggregate      Contract    Discounted
                 Number of     Number        Principal    Contract
Range of APRs    Contracts   of Contracts     Balance      Balance
---------------  ---------  --------------  ----------- --------------
  %  to  %.....                       %      $                     %
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
  %  to  %.....
     Total.....                        %     $                     %
                   =======        ======      ======           =====

                Expected Distribution of the Contracts by State

                                                         Percentage of
                             Percentage of   Aggregate     Aggregate
                               Aggregate     Discounted   Discounted
                  Number of     Number        Contract     Contract
State(1)          Contracts  of Contracts     Balance       Balance
--------          ---------  -------------   ----------  -------------
                                      %       $                    %





  Total......                         %       $                    %
===============     ======      ======         ======        ======

  (1)  Based on the addresses of the Obligors.

  Substitution

            Pursuant to the Receivables Acquisition Agreement, the Servicer will have the right (but not the obligation) at any time to substitute one or more Eligible Receivables (each a "Substitute Receivable") for a Receivable ("Predecessor Receivable") if:

            (i) the Predecessor Receivable is then in default and, as of the most recent Cut-Off Date, has been in default for at least [(60)] consecutive days or a bankruptcy petition has been filed by or against the Obligor;

            [(ii) the Vehicles comprising part of the Substitute Receivable or Receivables has a current estimated fair market value and a projected residual value, respectively, equal to or greater than the current fair market value and projected residual value of the Vehicles comprising part of the Predecessor Receivable;] and

            (iii) the Substitute Receivable or Receivables require the obligor or obligors thereunder to make Contract Payments during each month ending on or prior to the final payment date of the Certificate in an amount which is at least as great as the Contract Payment required under the Predecessor Receivable during each such month.

  [provided, however, that the Aggregate Discounted Contract Balance of all
   --------  -------
  Contracts substituted shall not exceed [10%] of the Aggregate Discounted Contract Balance of the Initial Receivables and the Additional Receivables.]

            [The original counterpart of each Contract constituting chattel paper and the Contract Files will be held by _________________, as Trustee on behalf of the Certificateholders. The Trustee will be required to indicate that the Contracts have been transferred by the Originators to the Trust.]

  The Additional Receivables

            Subject to the conditions set forth below, in consideration of the Trustee's delivery on the related Additional Receivable Transfer Date upon the order of the Bank of all or a portion of the balance of funds in the Pre-Funding Account, the Originators shall on any Additional Receivable Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Bank, all right, title and interest of the Originators in and to each Additional Receivable listed on the schedule delivered by the Originators to the Bank and the Trustee (including all Contract Payments due thereunder); provided, however, that the related
                                     --------  -------
  Originator reserves and retains all of its right, title and interest in and to all Contract Payments collected and interest accruing on each such Additional Receivable prior to the related Additional Receivable Transfer Date.

            The amount released from the Pre-Funding Account shall be __________ percent (___%) of the Discounted Contract Balances of each Additional Receivables so transferred.

            The Originators shall transfer to the Issuer the Additional Receivable and the other property and rights related thereto only upon the satisfaction of each of the following conditions on or prior to the related Additional Receivable Transfer Date:

            (i) the Originators shall have provided the Trustee with a timely Addition Notice and shall have provided any information reasonably requested by the Bank or the Trustee with respect to the Additional Receivables;

            (ii) the Originators shall have delivered to the Bank and the Trustee a duly executed written assignment (including an acceptance by the Trustee) (the "Additional Receivable Transfer Agreement"), which shall include schedules listing the Additional Receivables and any other exhibits listed thereon;

            (iii) the Originators shall have deposited in the Remittance Account all collections in respect of the Additional Receivables received on or after the related Additional Receivable Transfer Date;

            (iv) as of each Additional Receivable Transfer Date, each Originator was not insolvent nor will it be made insolvent by such transfer nor is it aware of any pending insolvency;

            (v) such addition will not result in a material adverse tax consequence to the Bank or the Certificateholders;

            (vi) each Originator shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph and in the related Additional Receivable Transfer Agreement; and

            (vii) the obligation of the Bank to purchase an Additional Receivable on any Additional Receivable Transfer Date is subject to the requirement that such Additional Receivable comply in all material respects with the representations and warranties made by the related Originator on the Initial Receivables in the Pooling Agreement.

                                    THE BANK

  General

       The Bank is a federally chartered stock savings bank. The Bank's home office is located at 7926 Jones Branch Drive, McClean, VA 22102, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

       Based on unaudited results, at September 30, 1996, the Bank had consolidated assets of approximately $6.2 billion, deposits of approximately $4.2 billion, and stockholders' equity of approximately $344.7 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At December 31, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.58%, 6.58%, 7.05% and 14.06%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") (both as applicable on June 30, 1996 and on a fully phased-in basis). Based on unaudited results, at September 30, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios decreased to 5.21%, 5.21%, 5.80% and 10.14%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "adequated capitalized" institutions under the prompt corrective action regulations established pursuant to FDICIA. The OTS has the discretion to treat a "well capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

       On December 3, 1996, the Bank sold $100 million of its 9 1/4% Subordinated Debentures due 2008 (the "1996 Debentures"), the principal amount of which is includable in the Bank's supplementary capital. In addition, on December 3, 1996, a new real estate investment trust subsidiary of the Bank (the "REIT Subsidiary") sold $150 million of its 10 3/8% Noncumulative Exchangeable Preferred Stock, Series A (the "REIT Preferred Stock"), which is eligible for inclusion as core capital of the Bank in an amount up to 25% of the Bank's total core capital.

  Economic Development and Regulatory Paperwork Reduction Act of 1996 ("the
  Act")

       Congress is considering legislation in various forms that would require the Merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. The Treasury Department is required to submit a comprehensive study on thrift charter issues by March 31, 1997. In the absence of appropriate "grandfather" provisions, such legislation could have a material adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Trust") because, among other things, the Trust engages in activities that are not permissible to bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain respects. The Bank cannot determine whether or in what form such legislation will eventually be enacted and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Bank and the Trust.

       Because of the continued improvement in the financial condition of the Bank, on March 29, 1996, the OTS released the Bank from certain restrictions and requirements contained in an agreement with the OTS, which had been amended in October 1993. In connection with the termination of the written agreement at the request of the OTS, the Board of Directors of the Bank has adopted a resolution that addresses certain issues previously addressed by the written agreement. The resolution also provides that the Bank will present a plan annually to the OTS detailing anticipated consumer loan securitization activity.

       The other Lender is CFC, a wholly-owned subsidiary of the Bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.

  Delinquency and Default Experience

       There can be no assurance that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the Receivables included in the Trust.

                                                      CHEVY CHASE BANK, F.S.B.
                                                       Delinquency Experience


                                                                 As of December 31,
                           --------------------------------------------------------------------------------------------------
                                    1992                      1993                     1994                    1995
                           -----------------------  ------------------------  ---------------------   -----------------------
                             Dollar     Percentage     Dollar     Percentage    Dollar   Percentage      Dollar    Percentage
                             Amount     of Total       Amount     of Total      Amount   of Total        Amount     of Total
                              (000)     Receivables    (000)      Receivables    (000)   Receivables     (000)     Receivables
                           ----------   ---------   ----------    ---------    --------- -----------   ---------  -----------
Receivables
 Outstanding(1)...........   $ 84,533                 $166,307                 $299,096                $431,351
Delinquencies:(2)(3)
30-59 Days................   $  1,469     1.74%      $   1,210      0.73%     $   4,074      1.36%     $  2,491      0.58%
60-89 Days................        237     0.28%            223      0.13%           729      0.24%          742      0.17%
90 days or more...........        328     0.39%            226      0.14%         1,209      0.40%        1,667      0.39%
                              -------     -----        -------      -----       -------      -----        -----      -----
Total Delinquencies.......   $  2,034     2.41%      $   1,659      1.00%     $   6,012      2.00%     $  4,900      1.14%
                             ========     =====      =========      =====     =========      =====     ========      =====

                              As of December 31,
                                    1996
                             ---------------------
                              Dollar   Percentage
                              Amount      of Total
                              (000)    Receivables
                            ---------  -----------
Receivables
 Outstanding(1)...........    $
Delinquencies:(2)(3)
30-59 Days................    $                %
60-89 Days................
90 days or more...........                     %
                                               -
Total Delinquencies.......    $
                              =
-------------------------
(1)  Total Bank Portfolio is the net remaining principal balance.
(2)  The period of delinquency is based on the number of days payments are contractually past due.
(3)  Includes repossessions in inventory.




                           CHEVY CHASE BANK, F.S.B.
                                Loss Experience


                                                                As of December 31,
                           --------------------------------------------------------------------------------------------------
                                    1992                      1993                     1994                    1995
                           -----------------------  ------------------------  ---------------------   -----------------------
                                        Percentage                Percentage              Percentage               Percentage
                             Dollar     of Average     Dollar     of Average    Dollar    of Average      Dollar    of Average
                             Amount     Receivables    Amount     Receivables   Amount    Receivables     Amount   Receivables
                              (000)     Outstanding    (000)      Outstanding    (000)    Outstanding     (000)    Outstanding
                           ----------   ---------     ----------  ---------    --------- -----------   ---------  -----------

Average Receivables
  Outstanding(1)..........   $90,271                  $116,475                  $245,295                 $363,845
Gross Charge-offs(2)......  $    811      0.90%      $     627       0.54%     $     766      0.31%     $   2,120     0.58%
Recoveries................       103      0.12%            115       0.10%           219      0.09%           275     0.07%
                            --------      -----      ---------       -----     ---------      -----       -------     -----
Net Losses................  $    708      0.78%      $     512       0.44%     $     547      0.22%      $  1,845     0.51%
                            ========      =====      =========       =====     =========      =====      ========     =====

                             As of December 31,
                                    1996
                            ---------------------
                                      Percentage
                            Dollar    of Average
                             Amount   Receivables
                            (000)    Outstanding
                            -------- ------------
Average Receivables
  Outstanding(1)..........    $
Gross Charge-offs(2)......    $              %
Recoveries................                   %
                                             -
Net Losses................    $              %
                              =              =
-------------------------

(1)  Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3)  Annualized.
(4) Includes current post-disposition recoveries on receivables previously charged off.

                          CONSUMER FINANCE CORPORATION
                             Delinquency Experience

                                             As of                     As of
                                       December 31, 1995         December 31, 1996
                                ----------------------------  ---------------------------
                                 Dollar        Percentage of       Dollar   Percentage of
                                 Amount           Total            Amount       Total
                                  (000)        Receivables         (000)     Receivables
                                ----------    ---------------   ---------- ---------------

Receivables Outstanding/(1)/..  $49,375                          $
Delinquencies/(2)(3)/:
30-59 Days....................  $ 2,528             5.12%        $                    %
60-89 Days....................  $   609             1.23%        $                    %
90 Days or more...............  $   871             1.76%        $                    %
                                -------             ----         --------   -------------
Total Delinquencies...........  $ 4,008             8.11%        $                    %
                                =======             ====         ========   =============
-------------------------

/(1)/ Receivables Outstanding consists of all amounts due from obligors as posted to the related accounts.
/(2)/ The period of delinquency is based on the number of days payments are contractually past due.
/(3)/ Includes repossessions in inventory.



                          CONSUMER FINANCE CORPORATION
                                Loss Experience

                                  For the year ended        For the year ended
                                   December 31, 1995        December 31, 1996
                               -------------------------  ----------------------
                                Dollar     Percentage      Dollar    Percentage
                                Amount      of Total       Amount     of Total
                                 (000)     Receivables     (000)     Receivables
                                -------   -------------   ------   -------------

Average Receivables             $21,383                   $
 Outstanding/(1)/............
Gross Charge-offs/(2)/:         $   144        0.67%     $                   %/(3)/
Recoveries/(4)/..............   $     0        0.00%     $                   %/(3)/
Net Losses...................   $   144        0.67%     $                   %/(3)/
-----------------------------

/(1)/ Equals the arithmetic average of the month-end balances.
/(2)/ Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
/(3)/ Annualized.
/(4)/ Includes current post-disposition recoveries on receivables previously charged off.

      Litigation

           The Bank is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.

                               [THE ORIGINATOR]

  General

            [The Originator] is principally a company engaged in the business of originating and acquiring retail installment sales contract financing to retail customers of automotive dealers. [The Originator] provides full-service financing, primarily through installment sales contracts, to servicing of new and used automobiles and light duty trucks through dealer programs.

            [[The Originator] has financed over [$______ million of vehicles, representing over __________ vehicles. [The Originator] currently services over ___ customers through its direct servicing activities and an additional _______ customers in connection with its subsidiaries' activities.] As of [_________________, [the Originator] had ____ employees.

  Litigation

            [The Originator] is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings that would have a material adverse effect upon its financial condition or results of operations.


                                 THE SERVICER

  General

            The Receivables will be serviced by the Servicer pursuant to the Pooling Agreement.

            The Pooling Agreement requires that servicing of the Receivables by the Servicer shall be carried out in the same manner in which it services contracts and vehicles held for its own account and consistent with customary practices of servicers in the retail automobile industry, but in performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Bank, the Trustee and the holders of the Certificates, subject at all times to the provisions of the Pooling Agreement, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with a Obligor. Except as permitted by the terms of any Contract following a default thereunder, the Servicer shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Vehicles subject to the Contract during the term thereof. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. CFC's collection procedures differ in certain respects from those employed by the Bank. On an obligor's fifth day of delinquency, CFC sends a late payment notice and begins the collection process, while the Bank initiates these steps on the obligor's tenth day of delinquency. CFC's collections department is currently staffed to have approximately one collector for every 1,400 loans outstanding, compared to the Bank's ratio of approximately one collector for every 4,000 loans outstanding. In general, both the Bank and CFC initiate the repossession process by the 45th day of delinquency.

            Following each Determination Date, the Servicer shall advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 a.m. New York time on the [______] Business Day prior to the next succeeding Payment Date, a Servicer Advance equal to the Contract Payment due during the preceding Contract Payment Period with respect to each Contract (other than a Contract which became a Defaulted Contract on or prior to such Determination Date) under which the Obligor has not made such payment by such Determination Date;

  provided, however, that the Servicer will not be obligated to make a Servicer
  --------  -------
  Advance with respect to any Contract if the Servicer, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If the Servicer determines that any Contract Payment it has made, or is contemplating making, would be a Nonrecoverable Advance, the Servicer shall deliver to the Trustee an Officers' Certificate stating the basis for such determination.

  Servicing Compensation and Payment of Expenses

            For its servicing of the Receivables, the Servicer will be entitled to receive a Servicing Fee equal to the product of (i) one-twelfth, (ii) ___% and (iii) the Aggregate Discounted Contract Balance of all Contracts as of the preceding Determination Date, payable out of the Remittance Account, plus Servicing Charges and Investment Earnings.

            All costs of servicing each Contract in the manner required by the Pooling Agreement shall be borne by the Servicer, but the Servicer shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Contract [or the Vehicles subject thereto,] the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Contract [or Vehicles]. In addition, the Servicer shall be entitled to receive on each Payment Date any unreimbursed Nonrecoverable Advances or Servicer Advances with respect to any Defaulted Contract and the Servicing Fee.

  Evidence as to Compliance

            The Pooling Agreement requires that with each set of financial statements delivered pursuant to the Pooling Agreement, the Servicer will deliver an Officers' Certificate stating (i) that the officers signing such Certificate have reviewed the relevant terms of the Pooling Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and (iii) that on the basis of such review the officers signing such certificate are of the opinion that during such period the Servicer has serviced the Receivables in compliance with the required procedures except as described in such certificate.

            The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee, with a copy to the Rating Agency and each holder of the Certificates, within [90] days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending ____________, 199__, a written statement to the effect that such firm has examined in accordance with generally accepted practices samples of the accounts, records, and computer systems of the Servicer for the fiscal year ended on the previous __________ relating to the Receivables (which accounts, records, and computer systems shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's reports delivered in the relevant period with information contained in the accounts, records, and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals, and guides and in the same manner as it services comparable contracts for itself or others, that such accounts, records, and computer systems have been maintained, and that such certificates, accounts, records, and computer systems have been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

  Other Servicing Procedures

            At least [___] days prior to each Payment Date, the Servicer shall deliver a report in writing (the "[Monthly] Servicer Report") to each holder of the Certificates, the Trustee and the Rating Agency.

            If an Obligor has [____] Contract Payments which are due and unpaid as of any Determination Date, such Obligor's Contract shall become a Defaulted Contract. Where no satisfactory arrangements can be made for collection of delinquent payments within [___] days of a Contract becoming a Defaulted Contract, the Servicer shall foreclose or otherwise liquidate any such Defaulted Contract [(together with the related Vehicles)] within [60] days of such Contract becoming a Defaulted Contract. In connection with any foreclosure or other liquidation, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of contracts in its own portfolio, including such action as may be necessary to cause, or attempt to cause, the Obligor thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default.

            [The Servicer will use its best efforts (i) to sell or re-lease any Vehicles subject to a Defaulted Contract in a timely manner and upon reasonable terms and conditions so as to reduce as expeditiously as is consistent with sound commercial practice any unreimbursed amounts drawn by the Trustee on the Reserve Account and (ii) to sell or re-lease any Vehicles remaining subject to the lien of the Trustee upon the expiration of the Contract to which such Vehicles is subject, in a timely manner and in a manner consistent with that utilized by the Servicer with respect to vehicles owned by it so as to realize, to the extent possible under then prevailing market conditions, the Net Residual Value of such Vehicles.]

            [All Residual Payments realized by the Servicer in the performance of its duties with respect to any item of Vehicles remaining subject to the Lien of the Trustee (net of the Servicer's actual out-of-pocket expenses reasonably incurred in such realization) shall be held in trust by the Servicer, as agent for the Trustee, and turned over to the Trustee within [___] Business Days for application in accordance with the provisions of the Pooling Agreement, provided that, to the extent that (i) the Originator has
                     --------
  made any advances with respect to any Contract which thereafter became a Defaulted Contract and (ii) the Originator has not otherwise been fully reimbursed for such advances, the Originator shall reimburse itself for such advances from any Residual Payments recovered with respect to such Defaulted Contract before remitting to the Trustee any such amounts for deposit in the Remittance Account.]

  Removal of the Servicer

            The Pooling Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to a Servicer Event of Default. If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer (but none of the Servicer's obligations thereunder, which shall survive any such termination) under the Pooling Agreement. On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Originator in its capacity as servicer under the Pooling Agreement of the Receivables. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, give notice of such fact to each holder of the Certificates and (i) appoint an established institution, satisfactory to the holders of Certificates evidencing not less than [66-2/3%] of the Voting Rights, as the successor to the Servicer to assume all of the rights and obligations of the Servicer, including, without limitation, the Servicer's right to receive the Servicing Fee (but not the obligations of the Servicer contained in the Pooling Agreement) or, (ii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as the Servicer.

                                  THE TRUSTEE

            The Trustee, ____________, has an office at _______________________.

            The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Bank, the Servicer and the Credit Enhancer, in which event the Servicer, with the consent of the Credit Enhancer, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within [30] days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling Agreement. The Servicer, the Credit Enhancer or Certificateholders evidencing more than [___%] of the Percentage Interests of the Trust may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer, the Credit Enhancer or such Certificateholders will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                                   THE TRUST

            The Trust will be formed in accordance with the laws of the State of [______], pursuant to the Pooling Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than acquiring and holding the Receivables and, during the Funding Period, the Pre-Funded Amount, issuing the Certificates and distributing payments thereon. As described under "Description of the Certificates - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation. All other expenses of the Trust will be paid on behalf of the Bank by the Servicer or by the Originators, as provided in the Pooling Agreement.

            The Trust Fund will consist of the [Vehicles], the Contracts and any Scheduled Contract Payments to be made by Obligors (but not including any payments due on or prior to the Cut-Off Date or, with respect to an Additional Receivable, the day prior to the Payment Date on which the Trust acquires such Additional Receivable; any guaranties of an Obligor's obligations under a Contract; any documents in the Contract Files; the insurance policies maintained by the Obligors with respect to the Vehicles (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Bank under the Receivables Acquisition Agreement (including the right to instruct the Originator to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof, the Originator's rights ("Vendor Agreement Rights") under agreements with any vendors from which the Contracts were acquired, and the Insurance Policies); a security interest in the Reserve Account and amounts on deposit therein; funds from time to time deposited in the Pre-Funding Account, the Capitalized Interest Account, the Remittance Account, the Advance Payment Account and the Additional Receivables Funding Account; the Certificate Insurance Policy; and any and all income and proceeds of foregoing. The Pooling Agreement does not permit the Trust to acquire any additional assets other than Additional Receivables. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Fund, issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

                        DESCRIPTION OF THE CERTIFICATES

            The Certificates will be issued pursuant to the Pooling Agreement to be entered into by the Servicer, the Bank, and the Trustee. The Trustee will provide a copy of the Pooling Agreement to subsequent Certificateholders without charge on written request addressed to its Corporate Trust Department at ________________________.

            The following summary describes certain terms of the Pooling Agreement, does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling Agreement. Wherever provisions of the Pooling Agreement are referred to, such provisions are hereby incorporated herein by reference.

  General

            The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Bank, the Originators, the Servicer, the Trustee, or any other Person. The Trustee will agree in the Pooling Agreement and in the Certificates to pay to the Certificateholders (i) an amount of principal equal to the Initial Certificate Principal Amount and
  (ii) Certificate Interest, in each case at the times, from the sources and on the terms and conditions set forth in the Pooling Agreement and in the Certificates.

            The Certificates will be issued in fully registered form only, as authenticated by the Trustee. Each Certificate will evidence [$1,000,000] or more of the Initial Certificate Principal Amount.

            The "Percentage Interest" owned by a Certificateholder will be expressed, for voting and certain other purposes under the Pooling Agreement, as the percentage obtained by dividing the denomination representing the Percentage Interest of the related Certificate by the Initial Certificate Principal Amount. The Certificates are transferable and exchangeable through the Trustee at its Corporate Trust Department in ____________. No service charge will be made for any registration of transfer or exchange of Certificates, but a sum sufficient to cover any tax or other governmental charge may be required to be paid by the Certificateholder.

            Payments on the Certificates are required to be made by the Trustee on each Payment Date, to persons in whose names Certificates are registered as of the last day of the immediately preceding calendar month (the "Record Date").

            The first Payment Date for distributions to the Certificateholders will be __________, 199__. Payments are required to be made by the Trustee, by check mailed or, if requested by the Certificateholder, by wire transfer of immediately available funds, to Certificateholders entitled thereto at the address appearing on the Certificate register on the Record Date.

  Conveyance of Receivables

            On the date of issuance of the Certificates (the "Closing Date"), the Bank will transfer, assign, set over and otherwise convey to the Trust, without recourse (except as expressly set forth in the Pooling Agreement), all of its right, title and interest in and to [(a) the Initial Vehicles,] (b) the Initial Contracts, (c) any guaranties of an Obligor's obligations under a Contract, (d) any documents in the Contract files, (e) Insurance Policies with respect to the Initial Vehicles and insurance proceeds thereof, (f) the Vendor Agreement Rights with respect to the Initial Vehicles, (g) the rights of the Bank pursuant to the Receivables Acquisition Agreement, (h) a security interest in the Reserve Account and amounts on deposit therein and (i) all income and proceeds of the foregoing (collectively, the "Initial Receivables") and cash in an amount equal to the Original Pre-Funded Amount. On the instructions of the Bank, the Trustee will cause the Trust to issue the Certificates offered hereby to the initial investors.

            During the Funding Period, the Bank may transfer to the Trust Additional Receivables relating to and including Contracts having an aggregate Discounted Contract Balance not less than $____________. In consideration of the conveyance of such Additional Receivables, the Trust shall disburse to the Bank and the Reserve Account from the Pre-Funding Account an amount not exceeding ____% and ___%, respectively, of the aggregate Discounted Contract Balances of such Additional Receivables. Any amounts remaining on deposit in the Pre-Funding Account on the Funding Distribution Date shall be transferred to the Remittance Account for distribution to the Certificateholders as a prepayment of principal.

            During the Interest-Only Period, and provided that (a) the amount on deposit in the Pre-Funding Account has been reduced to zero and (b) no Required Amortization Event has occurred, all Contract Principal deposited to the Remittance Account with respect to each Remittance Period (including the principal portions of Servicer Advances and of Reconveyance Amounts deposited on the related Notice Date) shall be disbursed on the next Payment Date to the Bank in consideration of the conveyance of Additional Receivables. The Contracts relating to such Additional Receivables shall have an aggregate Discounted Contract Balance as nearly as possible equal to, but in no event less than, the Contract Principal deposited to the Remittance Account with respect to the prior Remittance Period (including the principal portions of Servicer Advances and of Reconveyance Amounts deposited on the related Notice
  Date).

            On and after the Initial Amortization Date (unless a Required Amortization Event has occurred) the Bank will have the option to transfer to the Trust Additional Receivables relating to and including Contracts having an aggregate Discounted Contract Balance not in excess of the aggregate amount of Contract Principal Payments received by the Servicer during the prior Remittance Period. In consideration of the conveyance of such Additional Receivables, the Trust shall disburse to the Bank an amount equal to the aggregate Discounted Contract Balances of such Additional Receivables. This option of the Bank is limited to $____________ aggregate Discounted Contract Balance of such Additional Receivables.

            In connection with each such additional transfer, the Bank will be required to send to the Trustee, by facsimile, on the Notice Date preceding each such Payment Date and the Funding Distribution Date, in the event of a transfer on such date, a list of Additional Receivables listing all Contracts to be transferred to the Trust on such date, together with (i) an Additional Receivables Agreement in the form required by the Pooling Agreement, properly completed by an appropriate officer of the Bank (an "Additional Pooling Agreement") and, (ii) an opinion of counsel in the form required by the Pooling Agreement.

            If a Required Amortization Event occurs, then no further conveyances of Additional Receivables shall occur, and all amounts that would otherwise have been paid in consideration of such conveyances shall be retained in the Remittance Account or, during the Funding Period, the Pre-Funding Account and shall be distributed, in the case of amounts on deposit in the Remittance Account, on each Payment Date or, in the case of amounts on deposit in the Pre-Funding Account, on the Funding Distribution Date.

            The Bank will be required to deliver the Contract files to the Servicer as required by the Pooling Agreement. The Servicer will retain possession of the Contracts and the Contract files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred to the Bank and then to the Trust, and the Bank will file UCC financing statements reflecting the transfer and assignment of the Receivables with the Secretary of State of the State of __________ and the County Clerk of ____________ County, __________. See "Certain Legal Aspects of the Receivables."

  Indemnification

            The Pooling Agreement will provide that each Originator will defend and indemnify the Servicer, the Certificate Insurer, the Bank, the Trustee, the Trust and the Certificateholders against any and all losses, claims, damages and liabilities to the extent, but only to the extent, that the same have been suffered by any such party by virtue of a breach by such Originator of its obligations (other than breach of such Originator's representations and warranties, with respect to which the sole remedy is expressly limited to the removal of the affected Receivables and the remittance of the Reconveyance Amount by such Originator as discussed above) under the Pooling Agreement.

            The Pooling Agreement will also provide that the Servicer will defend and indemnify the Bank, the Certificate Insurer, the Trustee, the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from [(i) the use, repossession or operation by the Servicer or any affiliate thereof of any Vehicles] and (ii) the failure of the Servicer to perform its duties under the Pooling Agreement. The obligations of the Servicer to indemnify the Trust and the Certificateholders for acts or omissions of the Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer.

            The Trustee is required to establish and maintain in accordance with the Pooling Agreement the Pre-Funding Account, the Capitalized Interest Account, the Remittance Account, the Advance Payment Account and the Additional Receivables Funding Account, each in the name of the Trust and for the benefit of Certificateholders. Each such Account will be one or more segregated trust accounts.

            On the Closing Date, the Bank shall deposit in the Pre-Funding Account and the Capitalized Interest Account the Original Pre-Funded Amount and the Initial Capitalized Interest Account, respectively, from the proceeds of the sale of the Certificates.

            During the Funding Period, it is anticipated that amounts on deposit in the Pre-Funding Account will generate Investment Earnings in an amount less than the interest payable on the Certificates issued in respect of the Original Pre-Funded Amount. The Capitalized Interest Account will hold amounts that may be required to be disbursed to the Certificateholders on each Payment Date during the Funding Period in the event the aggregate Contract Interest deposited in the Remittance Account for the related Remittance Period is insufficient to fund the payment of Certificate Interest payable to the Certificateholders on such Payment Date. On each Payment Date during the Funding Period, the Bank will have the right to direct the Trustee to transfer to the Bank from the Capitalized Interest Account the Overfunded Interest Amount. The Overfunded Interest Amount arises as a result of the Bank's conveyance of Additional Receivables to the Trust in exchange for cash on deposit in the Pre-Funding Account. It is expected that the Contract Interest with respect to the Contracts included in such Additional Receivables will exceed the Investment Earnings on the amount of cash disbursed to the Bank from the Pre-Funding Account in exchange for such Additional Receivables by the Overfunded Interest Amount. On the funding Distribution Date, the amount, if any, on deposit in the Capitalized Interest Account shall be disbursed to the Bank.

            Section _____ of the Pooling Agreement outlines the amounts to be deposited in the Remittance Account. In particular, (A) the Servicer is required to deposit, within [___] business days following receipt, Actual Payments; (B) the Servicer is required to deposit Servicer Advances not later than the Notice Date for a Remittance Period; (C) the Trustee will deposit, not later than the Notice Date, that portion of any Advance Payments that constitute Scheduled Payments due during the immediately preceding Remittance Period; (D) an Originator or the Servicer will deposit, not later than the Notice Date, any Reconveyance Amount then due and payable by it and the Certificate Insurer will deposit prior to the Payment Date the repurchase price for any Defaulted Contracts it elects to purchase; (E) the Trustee will deposit, on the Funding Distribution Date, the amount, if any, on deposit in the Pre-Funding Account; (F) the Trustee will deposit from the Capitalized Interest Account, on each Payment Date during the Funding Period, the Capitalized Interest Requirement, if any; (G) the Trustee will deposit from the Reserve Account, on the Claim Date, any Insufficiency Amount; and (H) the Certificate Insurer is required to deposit, not later than 12:00 noon New York City time on the later of the Business Day immediately following receipt by the Fiscal Agent of a Notice of Nonpayment or the Payment Date, any Insured Payment required to be paid for such Payment Date.

            The Servicer is required to deposit all Advance Payments to the Advance Payment Account. "Advance Payments" are amounts paid by a user during a Remittance Period with respect to amounts due from such user in subsequent Remittance Periods.

            The Additional Receivables Funding Account will hold amounts required to be disbursed to the Bank pending the transfer of Additional Receivables to the Trust. From and after the Payment Date two months after the Funding Distribution Date, the amount on deposit in the Additional Receivables Funding Account may not exceed $____________. The purpose of the Additional Receivables Funding Account is to prevent a temporary shortfall in the supply of Additional Receivables from becoming a Required Amortization Event.

            The Pooling Agreement permits the Servicer to direct the investment of amounts in the Pre-Funding Account, the Capitalized Interest Account, the Remittance Account, the Advance Payment Account and the Additional Receivables Funding Account in Eligible Investments that mature not later than the business day prior to the next succeeding Payment Date, on which Payment Date such amounts shall be distributed as described below, and such amounts shall be held to maturity. Generally, the holder of the Bank's Certificate shall be entitled to any income from such investments.

            "Eligible Investments" for amounts on deposit in the Pre-Funding Account, the Remittance Account, the Advance Payment Account and the Additional Receivables Funding Account are described in [Article I] of the Pooling Agreement.

            The Servicer may deduct from amounts otherwise payable to the Remittance Account with respect to a Remittance Period an amount equal to amounts previously deposited by the Servicer into the Remittance Account but
  (i) subsequently uncollectible as a result of dishonor of the instrument of payment for or on behalf of the Obligor or (ii) later determined to have resulted from mistaken deposits.

  Servicer Advances

            In the event that any Obligor fails to remit its full Scheduled Payment by the Calculation Date, the Servicer is required to make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor. The Pooling Agreement provides for the reimbursement of the Servicer for such Servicer Advances from funds available for distribution in the Remittance Account on each Payment Date after the Required Payments to Certificateholders have been made as set forth below in "Distributions on Certificates".

  Reserve Account

            Pursuant to the Insurance Agreement, the Bank will establish the Reserve Account with the Collateral Agent and a security interest in the Reserve Account will be granted to the Trust. On each Payment Date, as described below under "Flow of Funds," certain amounts are required to be deposited into the Reserve Account. No later than each Claim Date, amounts on deposit in the Reserve Account will be deposited in the Remittance Account to the extent that Required Payments for the following Payment Date exceed Available Funds in the Remittance Account. Amounts on deposit in the Reserve

  Account that are in excess of the specified Reserve Account Requirement set forth in the Insurance Agreement will be paid to the Bank on each Payment Date.

            Amounts on deposit in the Reserve Account will be invested in Eligible Investments.

  Flow of Funds

            On the [_________] calendar day of each month, or if such day is not a Business Day, on the immediately preceding business day (the "Notice Date"), the Servicer is required to deliver to the Trustee, the Rating Agencies and the Certificate Insurer a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.

            If, in preparing the Servicer's Certificate the Servicer determines that the Required Payments exceed the Available Funds, the Servicer shall calculate the Insufficiency Amount and notify the Trustee and the Certificate Insurer thereof. Pursuant to the Pooling Agreement and the Insurance Agreement, the Trustee will deposit an amount equal to such Insufficiency Amount in the Remittance Account from the amounts, if necessary, the Reserve Account. Unless the Certificate Insurer has otherwise caused the remaining Insufficiency Amount (after any deposits from the Reserve Account) to be deposited into the Remittance Account not later than [12:00 p.m New York City] time on the Claim Date preceding any Payment Date, the Trustee shall deliver on such Claim Date a completed Notice of Nonpayment to the Certificate Insurer and the Fiscal Agent (with the amount of the Insufficiency Amount as of such Claim Date and any other data appropriately completed). The Certificate Insurer will then pay the remaining balance of the Insufficiency Amount as of such Claim Date as provided under the terms of the Certificate Insurance Policy.

            On each Payment Date, the Trustee is required to pay the entire amount of money then on deposit in the Remittance Account in the following order of priority:

            [(a) Amounts inadvertently deposited in the Remittance Account, to the Person entitled thereto;

            (b) To the Servicer by wire transfer to the account designated in writing by the Servicer of immediately available funds, the aggregate amount of the following:

                 (1)  The Servicer Fee;

                 (2) An amount necessary to reimburse the Servicer for any unreimbursed Servicer Advances; and

                 (3) Any Servicing Charges inadvertently deposited in the Remittance Account;

            (c) To the Certificateholders, the Certificate Interest and Overdue Interest for the related Remittance Period;

            (d) On the Payment Date which is also the Funding Distribution Date, to the Certificateholders, the Pre-Funded Amount, if any, deposited into the Remittance Account on such Payment Date;

            (e) On and after the Payment Date which is also the Initial Amortization Date, to the Certificateholders, until the Certificate Principal Balance has been reduced to zero, the Base Principal Distribution Amount and any Overdue Principal for the related Remittance Period;

            (f) To the Certificate Insurer, an amount equal to any Premium owed for such Payment Date;

            (g) To the Certificate Insurer, by wire transfer of immediately available funds to the account designated in writing by the Certificate Insurer, the Reimbursement Amount, if any, then owed to the Certificate Insurer;

            (h) To the Reserve Account, for disposition in accordance with the terms of the Insurance Agreement, by wire transfer of immediately available funds, the lesser of (1) the difference, if any, between (x) the Specified Reserve Account Requirement as of such Payment Date and (y) the amount then on deposit in the Reserve Account and (2) the aggregate amount remaining in the Remittance Account;

            (i) On and after the Payment Date which is also the Initial Amortization Date, to the Certificateholders, until the Certificate Principal Balance has been reduced to zero, the Excess Principal Amount as of such Payment Date;

            (j) To the Servicer, any other amounts due the Servicer as expressly provided in the Pooling Agreement; and

            (k) To the holder of the Bank's Certificate, any remaining amounts.]

  As used in this Prospectus Supplement, the following terms have the following meanings:

            Actual Payment:  With respect to a Remittance Period and a Contract,
            --------------
  all Scheduled Payments, Prepayments and Residual Receipts received by the Servicer from or on behalf of an Obligor with respect to such Contract during such Remittance Period. Actual Payments do not include Initial Unpaid Amounts, Reconveyance Amounts, Advance Payments and Servicer Advances.

            Adjusted Certificate Rate:  The sum of (i) the Certificate Rate,
            -------------------------
  (ii) the Servicing Fee Rate and (iii) the Certificate Insurance Premium Rate, i.e., _____% per annum.
  ----

            Administrative Amount:  For any Remittance Period, the product of
            ---------------------
  (x) one-twelfth of the sum of (i) the Servicing Fee Rate and (ii) the Certificate Insurance Premium Rate and (y) the aggregate Discounted Contract Balances of all Contracts outstanding as of the immediately preceding Calculation Date (or as of the Cut-Off Date in the case of the initial Remittance Period).

            Advance Payment:  With respect to a Receivables and a Remittance
            ---------------
  Period, any Scheduled Payment or portion thereof made by or on behalf of an Obligor and received by the Servicer during such Remittance Period, which Scheduled Payment or portion thereof does not become due until a subsequent Remittance Period.

            Applicable Percentage:  As of any Payment Date the greater of (x)
            ---------------------
  _____% and (y) the Certificate Percentage with respect to such Payment Date.

            Available Funds:  With respect to a Payment Date, shall mean for the
            ---------------
  related Notice Date any and all amounts held in the Remittance Account on such Notice Date and shall mean for the related Claim Date, any and all amounts held in the Remittance Account on such Claim Date, but in each case shall not include any (i) moneys to be disbursed to the Bank in connection with its conveyance of Additional Receivables to the Trust on such Payment Date, (ii) moneys to be applied as described in clauses (a) and (b) under Flow of Funds above, (iii) payments under the Certificate Insurance Policy or (iv) any Actual Payments received by the Servicer after the immediately preceding Calculation Date.

            Bank's Certificate Principal Balance:  As of any Payment Date, the
            ------------------------------------
  difference, if any, between (i) the sum of (x) the aggregate Discounted Contract Balances of all Contracts as of the immediately preceding Calculation Date, (y) the aggregate Discounted Contract Balances as of the day prior to such Payment Date of all Additional Receivables to be conveyed to the Trust on such Payment Date and (z) the amount on deposit in the Additional Receivables Funding Account as of such Payment Date (and after taking into account any deposits or withdrawals therein on such payment Date) and (ii) the outstanding Certificate Principal Balance as of such Payment Date, after taking into account any distribution of the Base Principal Distribution Amount and of the Excess Principal Amount on such Payment Date, minus the Pre-Funded Amount, if any.

            Bank's Certificates:  The certificates evidencing the Bank's
            -------------------
  Interest.

            Base Interest Amount:  With respect to any Remittance Period, the
            --------------------
  product (x) [one-twelfth] of the Certificate Rate and (y) the aggregate Discounted Contract Balances of all Contracts outstanding as of the immediately preceding Calculation Date (or as of the Cut-Off Date in the case of the initial Remittance Period).

            Base Principal Distribution Amount:  With respect to any Payment
            ----------------------------------
  Date occurring prior to the Initial Amortization Date, zero. With respect to any Payment Date occurring on or after the Initial Amortization Date, an amount equal to the product of (x) the Applicable Percentage with respect to such Payment Date and (y) the sum, without duplication, of (i) all Scheduled Discounted Contract due during the related Remittance Period with respect to each Contract that has not become a Defaulted Contract, (ii) for each Contract that was the subject of a Prepayment in full during the related Remittance Period, the Discounted Contract Balance of such Contract as of the date of such Prepayment, but only to the extent of the amount actually deposited in the Remittance Account with respect to such Prepayment, (iii) for each Contract that was the subject of a partial Prepayment during the related Remittance Period, an amount equal to the difference between (a) the Discounted Contract Balance of such Contract immediately prior to such partial Prepayment and (b) the Discounted Contract Balance immediately after such partial Prepayment, but only to the extent of the amount actually deposited in the Remittance Account with respect to such partial Prepayment, (iv) for each Receivable which is removed from the Trust pursuant to the Pooling Agreement during the related Remittance Period, the Discounted Contract Balance of such Receivable to the extent actually deposited in the Remittance Account pursuant to the Pooling Agreement, (v) the principal portion of all Insurance Proceeds received during the prior Remittance Period, and (vi) the amount, if any, by which (A) the Certificate Principal Balance as of such Payment Date, after giving effect to all other distributions to be made on such Payment Date, exceeds (B) the aggregate Discounted Contract Balance of all Receivables as of the last day of the related Remittance Period plus the aggregate Discounted Contract Balances of all Additional Receivables conveyed by the Bank on such Payment Date; provided, however, that with respect to the Remittance Period
                --------  -------
  during which the Required Amortization Event occurs, if ever, the phrase "during the related Remittance Period" shall refer only to the portion of such Remittance Period occurring on and after the Required Amortization Event; and provided, further that the amounts described in clauses (y)(ii) and (y)(iii)
  --------- -------
  shall be reduced on any Payment Date by the amount, if any, of such Prepayments disbursed to the Bank in consideration of Additional Receivables on such Payment Date.

            Calculation Date:  The last day of a Remittance Period.  Amounts
            ----------------
  calculated from Calculation Date balances shall be calculated from such balances as of the close of business on the Calculation Date.

            Capitalized Interest Rate:  _____%.
            -------------------------

            Capitalized Interest Requirement:  With respect to each Payment Date
            --------------------------------
  prior to the Funding Termination Date, the excess if any, of (x) the Class A Certificate Interest for the related Remittance

  Period over (y) the product of (i) the aggregate Discounted Contract Balances of all Receivables as of the related Calculation Date and (ii) one-twelfth of the Capitalized Interest Rate.

            Certificate Insurance Premium Rate:  _____% per annum, except that
            ----------------------------------
  such rate is zero for the first year.

            Certificate Interest:  With respect to any Payment Date, the product
            --------------------
  of (x) [one-twelfth] of the Certificate Rate and (y) the aggregate Certificate Principal Balance outstanding immediately prior to such Payment Date.

            Certificate Percentage:  With respect to the Certificates and as of
            ----------------------
  any Payment Date, the fraction equal to (x)(A) the Certificate Principal Balance as of such Payment Date (following distributions on such Payment Date) minus (B) the Pre-Funded Amount divided by (y) the aggregate sum of (i) outstanding Discounted Contract Balances of all Receivables as of the Calculation Date immediately preceding such Payment Date, (ii) the aggregate Discounted Contract Balances as of the day preceding such Payment Date of all Additional Contracts to be transferred to the Trust on such Payment Date and
  (iii) the amount on deposit in the Additional Receivables Funding Account on such Payment Date.

            Certificate Principal Balance:  At any time, the Initial Certificate
            -----------------------------
  Principal Amount minus all payments theretofore received by the Certificateholders on account of principal.

            Certificate Rate:  _____% per annum.
            ----------------

            Claim Date:  With respect to a Payment Date, the second business day
            ----------
  immediately preceding such Payment Date.

            Contract Principal:  With respect to any Remittance Period, the sum,
            ------------------
  without duplication, of all amounts actually deposited in the Remittance Account during such Remittance Period with respect to Scheduled Contract Principal, full and partial Prepayments to the extent of the principal portion of such Prepayments and the principal portion of all Servicer Advances, Insurance Proceeds and Reconveyance Amounts. Residual Receipts are not part of "Contract Principal."

            Contract Rate:  _____%.
            -------------

            Cut-Off Date:  With respect to the Initial Receivables, the close of
            ------------
  business on ____________, 199__. With respect to any Additional Receivable transferred to the Trust on any Transfer Date, the close of business on the day preceding such Transfer Date.

            Defaulted Contract:  A Delinquent Contract (a)(i) with respect to
            ------------------
  which a Obligor is contractually delinquent for four consecutive months (without regard to any Servicer Advances or the application of any Security Deposit) or (ii) as to which the Servicer has determined in accordance with its customary servicing practices, for purposes of this Agreement, that eventual payment of the Scheduled Payments is unlikely and (b) as to which the Servicer has accelerated the remaining Scheduled Payments to become due thereunder, and as permitted in the Contract.

            Delinquent Contract:  A Contract (a) as to which the Scheduled
            -------------------
  Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due and (b) which is not a Defaulted Contract.

            Discounted Contract Balance:  On any date of calculation with
            ---------------------------
  respect to a Contract which does not include a Defaulted Contract, the present value of the Scheduled Payments to become due with respect to such Receivable on and after such date of calculation, discounted monthly to the Calculation Date immediately following such date of calculation (or to such date of calculation if such date of calculation is a Calculation Date) at one-twelfth of the Receivable Rate; with respect to any Contract which has a Defaulted Contract, zero.

            Excess Contract Interest:  With respect to any Payment Date, the
            ------------------------
  product of (x) the difference between (i) [one-twelfth] of the Contract Rate and (ii) one-twelfth of the Adjusted Certificate Rate and (y) the aggregate Discounted Contract Balances of all Contracts outstanding as of the beginning of the immediately preceding Remittance Period.

            Excess Principal Amount:  With respect to any Payment Date, the
            -----------------------
  product of (i) _____% and (ii) the lesser of (x) the amount, if any, remaining in the Remittance Account after the making of the distributions described in clauses (a) through (h) (inclusive) under "Flow of Funds" above on such Payment Date and (y) the Excess Contract Interest with respect to such Payment Date.

            Funding Distribution Date:  The earlier to occur of (x) the Payment
            -------------------------
  Date in _______ 199__ and (y) the Payment Date which immediately follows the Required Amortization Event.

            Funding Termination Date:  The earlier of (x) the date on which the
            ------------------------
  Required Amortization Event has occurred and (y) ____________, 199__.

            Initial Certificate Principal Amount:  $____________.
            ------------------------------------

            Initial Unpaid Amount:  With respect to a Contract, the excess of
            ---------------------
  the aggregate amount of all Scheduled Payments due prior to the related Cut-Off Date, over the aggregate of all Scheduled Payments made prior to the related Cut-Off Date with respect to such Contract.

            Insufficiency Amount:  With respect to a Notice Date or a Claim
            --------------------
  Date, as applicable, the excess, if any, of (a) Required Payments over (b) Available Funds.

            Interest-Only Period.  The period from the Closing Date to, but
            --------------------
  excluding, the Initial Amortization Date.

            Overdue Interest:  With respect to any Payment Date, the difference,
            ----------------
  if any, equal to (a) the aggregate amount of Certificate Interest due on all prior Payment Dates and (b) the aggregate amount of Certificate Interest (from whatever source) actually paid to Certificateholders on all prior Payment Dates.

            Overdue Principal:  With respect to any Payment Date, the
            -----------------
  difference, if any, equal to (a) the aggregate of the Base Principal Distribution Amounts due on all prior Payment Dates and (b) the aggregate amount of the Base Principal Distribution Amounts (from whatever source) actually paid to Certificateholders on all prior Payment Dates.

            Overfunded Interest Amount:  With respect to each Transfer Date
            --------------------------
  during the Funding Period, the excess, if any, of (x) in the case of a Transfer Date occurring in ____________ 199__, (i) three-months' interest on the aggregate Discounted Contract Balances of the Additional Receivables conveyed to the Trust on such Transfer Date, calculated at the Capitalized Interest Rate over (ii) three-months' interest on the aggregate Discounted Contract Balances of such Additional Receivables, calculated at the rate at which the Pre-Funded Amount is invested as of such Transfer Date, (y) in the case of a Transfer Date occurring in ____________, 199__, (i) two-months' interest on the aggregate Discounted Contract Balances of the Additional Receivables conveyed to the Trust on such Transfer Date, calculated at the Capitalized Interest Rate over (ii) two-months' interest on the aggregate Discounted Contract Balances of such Additional Receivables, calculated at the rate at which the Pre-Funded Amount is invested as of such Transfer Date and
  (z) in the case of a Transfer Date occurring in ____________ 199__ or on the Funding Termination Date, (i) one-months' interest on the aggregate Discounted Contract Balances of the Additional Receivables conveyed to the Trust on such Transfer Date, calculated at the

Capitalized Interest Rate over (ii) [one-months'] interest on the aggregate Discounted Contract Balances of such Additional Receivables, calculated at the rate at which the Pre-Funded Amount is invested as of such Transfer Date.

            Payment Date:  The _____ day of each month, or, if such day is not a
            ------------
business day, the next succeeding business day.

            Prepayment:  With respect to a Remittance Period and a Receivable
            ----------
(except a Receivable which includes a Defaulted Contract), the amount received by the Servicer during such Remittance Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment due during such Remittance Period plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Receivable, so long as such amount is designated by the Obligor as a Prepayment and the Servicer has consented to such Prepayment. Residual Receipts are not "Prepayments."

            Prepayment Amount:  With respect to a Payment Date and a Receivable,
            -----------------
an amount, without duplication, equal to the sum of (i) the Discounted Contract Balance as of the immediately preceding Payment Date (without any deduction for any Security Deposit paid by an Obligor, unless such Security Deposit has been deposited in the Remittance Account pursuant to the Pooling Agreement); (ii) the product of (x) such Contract's Discounted Contract Balance as of the immediately preceding Payment Date and (y) [one-twelfth] of the Contract Rate and (iii) any Scheduled Payments not paid by an Obligor.

            Reimbursement Amount:  With respect to any Payment Date, the
            --------------------
aggregate of unreimbursed Insured Payments as of such Payment Date, plus accrued interest at the rate specified in the Insurance Agreement.

            Reconveyance Amount:  The sum, without duplication, of (i) the
            -------------------
Discounted Contract Balance of such Contract (without any deduction for any Security Deposit paid by a Obligor, unless such Security Deposit has been deposited in the Remittance Account pursuant to the Pooling Agreement) as of the date of reconveyance with respect to a Contract that is reconveyed by the Trust or as of the Closing Date with respect to a Receivable that shall have been prepaid in full on or after the Cut-Off Date and prior to the Closing Date, (ii) the product of (x) such Contract's Discounted Contract Balance as of the immediately preceding Payment Date and (y) [one-twelfth] of the Contract Rate and (iii) any Scheduled Payments not paid by a Obligor.

            Remittance Period:  With respect to any Payment Date, the
            -----------------
immediately preceding calendar month.

            Required Amortization Event:  The earliest to occur of any of the
            ----------------------------
following: (i) the delivery by the Originator to the Bank, the Trustee and the Certificate Insurer of a notice stating that the Originator, due to a lack of supply, will be unable thereafter to transfer Additional Receivables to the Bank, (ii) the occurrence of an "Event of Servicing Termination" under the Pooling Agreement, (iii) the Subordinated Amount is reduced to below _____% of the aggregate Discounted Contract Balances of all Receivables, (iv) at any time on or after the second Payment Date following the Funding Distribution Date the amount on deposit in the Additional Receivables Funding Account exceeds $____________, (v) the bankruptcy of the Originator or the Bank or (vi) as of any Notice Date, the [three month] average ratio of the aggregate Discounted Contract Balance of Delinquent Contracts which are [61] days or more delinquent to the aggregate Discounted Contract Balance of all Receivables, exceeds _____% and the [three month] average ratio of the aggregate Discounted Contract Balances of all Defaulted Contracts which became Defaulted Contracts during the related Remittance Period to the aggregate Discounted Contract Balances of all Receivables, exceeds _____%.

            Required Payments:  With respect to any Payment Date, the sum of the
            -----------------
Certificate Interest as of such Payment Date and the Base Principal Distribution Amount as of such Payment Date, together with any Overdue Interest and any Overdue Principal and, on the Funding Distribution Date, the Pre-Funded Amount; provided, however, that for any Payment Date as to which, during the related
--------  -------
Remittance Period, an amount has been withdrawn from the Remittance Account in respect of withholding taxes, an equal amount shall be deducted from the Required Payments for such Payment Date.

            Reserve Account Advance:  Amounts deposited in the Remittance
            -----------------------
Account from the Reserve Account.

            [Residual Receipts:  All amounts collected as judgments against a
             -----------------
Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Vehicles, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Vehicles.]

            Scheduled Contract Principal:  With respect to any Remittance
            ----------------------------
Period, the difference between (x) all Scheduled Payments due in such Remittance Period and (y) the sum of (i) the Administrative Amount for such Remittance Period, (ii) the Base Interest Amount for such Remittance Period and (iii) the Excess Contract Interest for such Remittance Period.

            Scheduled Payments:  With respect to a Payment Date and a Contract,
            ------------------
the periodic payment (exclusive of any amounts in respect of insurance or taxes and reflecting any adjustment for any partial Prepayment) set forth in such Contract due from the Obligor (including any Security Deposit applied with respect thereto) in the related Remittance Period.

            Servicer Fee:  The fee payable to the Servicer on the first day of
            ------------
each month in consideration for the Servicer's performance of its duties pursuant to the Pooling Agreement, in an amount equal to the product of (x) [one-twelfth] of the Servicer Fee Rate and (y) the aggregate Discounted Contract Balances as of the prior Calculation Date.

            Servicer Fee Rate:  _____% per annum.
            -----------------

            Specified Reserve Account Requirement:  As of any date, the
            -------------------------------------
"Specified Reserve Account Requirement" applicable to such date, as set forth in the Insurance Agreement.

            Subordinated Amount:  As of any date of determination, the sum on
            -------------------
such date of (x) the Bank's Certificate Principal Balance and (y) the amount then on deposit in the Reserve Account.

Withholding

            The Trustee is required to comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount with respect to the Certificates that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders will not be required for such withholding. In the event that the Trustee does withhold or causes to be withheld any amount from interest or original issue discount payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee is required to indicate the amount withheld in its monthly report to such Certificateholders.

Reports to Certificateholders

            On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement (a "Monthly Report"), based on information in the Servicer's Certificate, setting forth the following information (per $1,000 of Initial Certificate Principal Amount as to
(a) and (b) below):

             a. The amount of such payment allocable to such Certificateholder's Percentage Interest of the Base Principal Distribution Amount, Overdue Principal, the Excess Principal Amount and, if applicable, the Pre-Funded Amount;

             b. The amount of such payment allocable to such Certificateholder's Percentage Interest of Certificate Interest and Overdue Interest;

             c. The aggregate amount of fees and compensation received by the Servicer for the Remittance Period;

             d. The aggregate Certificate Principal Balance, the aggregate Discounted Contract Balance, the Certificate Percentage, the Certificate Factor and the Pool Factor, after taking into account all distributions made on such Payment Date;

             e. The total unreimbursed Servicer Advances and the total Insured Payment with respect to the related Remittance Period;

             f.  The Subordinated Amount as of such Payment Date;

             g. The amount of Residual Receipts for the related Remittance Period and the aggregate Discounted Contract Balances for all Contracts that become Defaulted Contracts during the related Remittance Period; and

             h. Information provided by the Servicer concerning losses and delinquencies with respect to the Contracts.

            The "Certificate Factor" is the seven digit decimal that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Notice Date representing the ratio of (x) Certificate Principal Balance which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to
(y) the Initial Certificate Principal Amount.

            The "Pool Factor" is the seven digit decimal that the Servicer will compute or cause to be computed for each Remittance Period and will make available on the related Notice Date representing the ratio of (x) the aggregate Discounted Contract Balance as of the immediately preceding Calculation Date to
(y) the aggregate Discounted Contract Balance as of the Cut-Off Date.

            In addition, by [January 31] of each calendar year following any year during which the Certificates are outstanding, commencing [January 31,] 199__, the Trustee will furnish to the Certificate Insurer and to each Certificateholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and
(b) above for such calendar year to enable Certificateholders to prepare their federal income tax returns.

Optional Removal

            The Pooling Agreement will provide that on any Payment Date following the Record Date on which the Certificate Principal Balance is _____% or less of the Initial Certificate Principal Amount (after giving effect to the payment of any principal on such Payment Date), the Bank will have the option to acquire all rights, title and interest in all, but not less than all, Receivables held in the Trust, by paying into the Trust for retirement of the Certificates and the Bank's Certificates an amount equal to the sum of the aggregate outstanding Certificate Principal Balance and all other amounts due to the Certificateholders, the Transferor's Balance, the premium due to the Certificate Insurer, all Insured Payments that remain unreimbursed, all other amounts owing to the Certificate Insurer and all amounts owing to the Trustee.

Remittance and Other Servicing Procedures

            The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it.

            The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Remittance Account; provided, however, that the Servicer will not
                             --------  -------
permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust or the Certificateholders or the Certificate Insurer in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any Security Deposit previously paid by the Obligor) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders or the Certificate Insurer. However, the Servicer will covenant in the Pooling Agreement that (i) it will not forgive any payment of rent, principal or interest (except for certain offsets for Security Deposits which offsets are only permitted after the Servicer has deposited in the Remittance Account an amount equal to such offset), (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final
                               --------  -------
maturity date of any Contract shall be permitted under any circumstances if such new maturity date is after ____________, and (iii) the Servicer may accept Prepayment in part or in full; provided, however that (1) in the event of
                               --------  -------
Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Contract Rate, accrued through the Payment Date immediately following such partial Prepayment on the outstanding Discounted Contract Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Balance, and the allocation of Scheduled Payments to principal and interest.

Servicing Compensation and Payment of Expenses

            For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Remittance Period (payable on the next succeeding Payment Date) and Servicing Charges.

            The servicing compensation will compensate the Servicer for customary servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

            The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders, the Bank and the Certificate Insurer, will be responsible for the managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies [and for the enforcing of any security interest in any item of Vehicles,] all as set forth in the Pooling Agreement. The Servicer's responsibilities will include collecting and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions, making Servicer Advances, providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Vehicles and the Contracts.

Evidence as to Compliance

            The Pooling Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee, the Rating Agencies and the Certificate Insurer dated as of ____________, 199__, and annually as of the same month and day thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Pooling Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before ____________ of each year, commencing on ____________, 199__, the Servicer shall deliver to the Trustee, the Rating Agencies and the Certificate Insurer a copy of such statement.

            The Pooling Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee and the Certificate Insurer not later than 90 days after the end of each fiscal year, signed by a Servicing Officer of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Pooling Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that the Servicer could be terminated as such under the terms of the Pooling Agreement (an "Event of Servicing Termination"), or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

            The Servicer is also required to furnish to the Trustee, and the Trustee is required to furnish to the Certificateholders, copies of the Servicer annual audited and quarterly unaudited financial statements.

            The Pooling Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

Certain Matters Relating to the Servicer

            The Pooling Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.

Events of Servicing Termination

            An Event of Servicing Termination under the Pooling Agreement will occur (a) if the Servicer fails to make (i) any Servicing Advance within [two] business days or (ii) any other payment or deposit required under the Pooling Agreement within [three] business days; (b) if the Servicer fails to submit a Servicer's Certificate, within [two] business days following notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any covenant or agreement in the Pooling Agreement or the Certificates or (ii) if any representation or warranty of the Servicer in the Pooling Agreement is incorrect, and such failure or breach materially affects the rights of the Trustee or the Certificateholders and continues unremedied for [15] days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee and the Servicer by the Certificate Insurer or any Certificateholders or (y) any Servicing Officer knows, or reasonably should have known, of such failure or of such breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of [60] consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment or the admission in writing by the Servicer of its inability to pay its debts as they become due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Pooling Agreement except as specifically permitted therein; (g) the Servicer shall fail to respond within [60] days to judgments against it of [$250,000] or more or (h) the occurrence and continuance of a default under recourse debt or other obligations of the Servicer aggregating more than $____________. (Section 10.01.)

Rights Upon an Event of Servicing Termination

            If an Event of Servicing Termination has occurred and is continuing, either the Trustee, the Certificate Insurer or the Majority Holders (with the consent of the Certificate Insurer) may terminate all (but not less than all) of the Servicer's rights and obligations under the Pooling Agreement. Upon such termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling Agreement; provided, however, that
                                                         --------  -------
neither the Trustee nor any successor Servicer (i) will assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties,
(ii) will be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or (iii) will be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination. The Trustee, with the consent of the Certificate Insurer, also may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer in accordance with the procedures set forth in Sections _____ and _____ of the Pooling Agreement.

Termination of the Trust

            The Trust and the Pooling Agreement will terminate [123] days after the payment to Certificateholders and holders of the Bank's Certificates of all amounts required to be paid to them pursuant to the Pooling Agreement, reducing the Certificate Principal Balance and the Transferor's Balance to zero; provided, however, in the event of insolvency of the Certificate Insurer or a
--------  -------
default by the Certificate Insurer under the Certificate Insurance Policy, the Trust shall in no event continue to exist beyond [123] days after the Payment Date next succeeding the Remittance Period during which the last Contract not removed by the Servicer shall have been liquidated and any Residual Receipts shall have been deposited in the Remittance Account or the Advance Payment Account, as applicable. Upon termination of the Trust, any remaining Trust Fund shall be distributed to the Bank.

            Upon a liquidation of the Bank with the prior written consent of the Certificate Insurer, the Trust shall terminate and the assets thereof shall be sold as and to the extent necessary to fund the payment in cash to the Certificateholders of the Certificate Principal Balance then outstanding, any Overdue Principal and all Certificate Interest and Overdue Interest due thereon and any Reimbursement Amounts due to the Certificate Insurer, and the remaining assets of the Trust shall be distributed to the Bank. If the assets of the Trust shall be insufficient to pay all amounts due the Certificateholders, the Certificate Insurer shall be liable for such deficiency .

            The respective representations, warranties and indemnities of the Originators, the Servicer and the Bank will survive any termination of the Trust and the Pooling Agreement.

Amendment

            The Pooling Agreement may be amended by agreement of the Trustee, the applicable Originators, the Bank and the Servicer at any time, without consent of the Certificateholders, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Certificateholder.

            The Pooling Agreement may also be amended from time to time by the Trustee, the applicable Originators, the Bank, and the Servicer with the consent of the Certificate Insurer and Holders of Certificates evidencing Percentage Interests of not less than [___%] (such Holders, the "Majority Holders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or the Certificate Insurance Policy or of modifying in any manner the rights of the Certificateholders; provided,
                                                                    --------
however, that no such amendment shall (a) increase or reduce in any manner the
-------
amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate, (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders or (c) adversely affect in any material respect the interests of any Certificateholder with respect to the Certificate Insurance Policy.

            The Trustee is required under the Pooling Agreement to furnish Certificateholders, the Certificate Insurer and the Rating Agencies with written notice of the substance of any such amendment to the Pooling Agreement promptly upon execution of such amendment.

Duties and Immunities of the Trustee

            The Trustee will make no representations as to the validity or sufficiency of the Pooling Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by the Originators or the Bank of any funds paid to the Bank, in consideration of the sale of the Certificates to the Investor. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling Agreement. However, upon receipt of the various resolutions, certificates, statement, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling Agreement.

            No recourse is available based on any provision of the Pooling Agreement, the Certificates or any Receivable or assignment thereof against ____________, in its individual capacity, and ____________ shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust assets or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own gross negligence or willful misconduct.

            The Servicer, to the extent provided in the Pooling Agreement, will agree to pay to the Trustee (a) reasonable compensation for its services, (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of performance of its duties thereunder.


                       THE CERTIFICATE INSURANCE POLICY
                          AND THE CERTIFICATE INSURER

            The following information has been furnished by the Certificate Insurer for use in this Prospectus Supplement. Reference is made to Exhibit ___ for a specimen of the Certificate Insurance Policy.

            The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Certificateholder (as described below) that an amount equal to the full and complete Insured Payments (as described below) will be received by the Trustee, on behalf of the Certificateholders, for distribution to each Certificateholder of each Certificateholder's proportionate share of the Insured Payment. "Insured Payment" means (A) with respect to any Payment Date, the Insufficiency Amount, if any, remaining after making all required transfers to the Remittance Account from the Reserve Account pursuant to the Pooling Agreement, and (B) the reimbursement of any portion of any interest or principal payment previously paid which is subsequently recovered from the Trustee or any Certificateholder pursuant to a final nonappealable judgment by a court of competent jurisdiction to the effect that such payment constitutes a voidable preference to such Certificateholder or the Trustee within the meaning of any applicable bankruptcy law. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

            The Certificate Insurer will pay any amount payable under the Certificate Insurance Policy pursuant to clause (A) above no later than [12:00 noon New York City] time on the later of the Payment Date on which the related Insufficiency Amount is due or the Business Day following receipt on a Business Day by ____________, as Fiscal Agent for the Certificate Insurer, or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice of Nonpayment; provided that if such Notice of Nonpayment is received after [12:00 noon New York City] time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice of Nonpayment received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice of Nonpayment.

            The Certificate Insurer will pay any amount payable under the Certificate Insurance Policy pursuant to clause (B) above voided as a preference under any applicable bankruptcy law on the Business Day following receipt on a Business Day by the Fiscal Agent of (i) a certified copy of the final order of the court which exercised jurisdiction to the effect that the Trustee or the Certificateholder is required to return principal or interest paid on the Certificates because such payments were voidable preferences under applicable bankruptcy law, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Certificateholder in any legal proceeding related to payment of principal or interest distributed thereunder, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after [12:00 noon New York City] time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Certificateholder and not to any Certificateholder directly unless such Certificateholder has returned principal or interest paid on the Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Certificateholder.

            Insured Payments due under the Certificate Insurance Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Certificateholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments described in (B) of the definition thereof, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor. The Certificate Insurer's obligations under the Certificate Insurance Policy shall be discharged to the extent funds are transferred to the Trustee for distribution to such Certificateholders as provided therein whether or not such funds are properly applied by the Trustee.

            The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Certificateholders for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

            Subject to the prior right of the Certificateholders to the receipt of the Certificate Interest, the Overdue Interest, the Base Principal Distribution Amount and the Overdue Principal on each Payment Date, the Certificate Insurer shall be entitled to reimbursement of amounts previously paid by the Certificate Insurer under the Certificate Insurance Policy plus interest thereon.

            As used in this section of the Prospectus Supplement, the following terms shall have the following meanings:

            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling Agreement is located are authorized or obligated by law or executive order to close.

            "Insufficiency Amount" is the amount by which the Required Payments in respect of the Certificates for the applicable Payment Date exceeds the Available Funds for distribution to Certificateholders on the Business Day preceding such Payment Date.

            "Notice of Nonpayment" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insufficiency Amount which shall be due and owing on the Payment Date.

            "Certificateholder" means any Certificateholder as defined in the Pooling Agreement (other than the Trust Fund, the Bank, the Originators, the Servicer or any affiliate thereof) who, on the applicable Payment Date, is entitled under the terms of the Certificates to payment thereunder.

            "Pooling Agreement" means the Pooling Agreement dated and effective as of ____________, 199__, by and among the Servicer, the Bank, and the Trustee without regard to any amendment or supplement thereto.

            Capitalized terms used in the Certificate Insurance Policy and not otherwise defined therein shall have the respective meanings set forth in the Pooling Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling Agreement.

            Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

            The notice address of the Fiscal Agent is ________________________,
Attention: ____________ or such other address as the Fiscal Agent shall specify to the Trustee in writing.

            The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

            The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security specified in Article 76 of the New York Insurance Law.

            The Certificate Insurance Policy is noncancellable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Certificates.

            The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Insurance Policy and Certificate Insurer set forth under this heading "The Certificate Insurance Policy and the Certificate Insurer".


                      PREPAYMENT AND YIELD CONSIDERATIONS

            The Originators will transfer the Receivables to the Bank pursuant to the Receivables Acquisition Agreement, dated as of ____________, 199__, between the Originators and the Bank (the "Receivables Acquisition Agreement"). On each Payment Date during the Funding Period and, if no Required Amortization has occurred, on the Funding Termination Date, to the extent Additional Receivables satisfactory to the Certificate Insurer are available from the Originators, the Original Pre-Funded Amount will be disbursed by the Trust to the Bank in consideration of the conveyance of Additional Receivables which include Contracts having an aggregate Discounted Contract Balance equal as nearly as practicable to _____% of the Original Pre-Funded Amount. The amount, if any, remaining on deposit in the Pre-Funding Account on the Funding Distribution Date will be transferred to the Remittance Account for distribution to the Certificateholders as a prepayment of principal. Thereafter, on each Payment Date on and prior to the ____________ 199__ Payment Date, or, if a Required Amortization Event occurs with respect to a Payment Date prior to the ____________ 199__ Payment Date, on such earlier Payment Date, all Contract Principal received by the Trust on the Contracts with respect to the related Remittance

  Period will be disbursed by the Trust to the Bank in consideration of the conveyance of Additional Receivables having an aggregate Contract Principal Balance on such Payment Date equal as nearly as practicable to the amount of such Contract Principal. Beginning with the Initial Amortization Date, the Certificateholders will generally be entitled to receive the Applicable Percentage of all Discounted Contract (other than Prepayments) received by the Trust during the prior calendar month together with, as a payment of principal, the Applicable Percentage of all Excess Contract Interest received by the Trust during the prior calendar month. On and after the Initial Amortization Date (unless a Required Amortization Event has occurred), the Bank will have the option on each Payment Date to transfer to the Trust Additional Receivables having an aggregate Discounted Contract Balance not in excess of the aggregate amount of Prepayments received by the Servicer during the prior Remittance Period and to remove from the Trust cash in an amount not in excess of the aggregate Discounted Contract Balance of such Additional Receivables. This option of the Bank is limited to $____________ aggregate Discounted Contract Balance of such Additional Receivables.

            Following the Interest-Only Period, the rate of principal payments on the Certificates will be directly related to the scheduled rate of principal payments on the underlying Contracts. If purchased at a price of other than par, the yield to maturity also will be affected by the rate of principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty and the like. Any such payments will result in distributions to Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Receivables from the Trust and the deposit of the Reconveyance Amount into the Trust. See "Description of the Certificates -- Representations and Warranties" and "Description of the Certificates -- Optional Termination." In such event, following the Interest-Only Period the Certificate Percentage of the Reconveyance Amount is required to be paid to the Certificateholders as a payment of principal in the month following the month of such removal.

            The effective yield to Certificateholders will depend upon, among other things, the price at which such Certificates are purchased and the amount of and rate at which Principal, including both scheduled and nonscheduled payments thereof, is paid to the Certificateholders. The after-tax yield to Certificateholders may be affected by lags between the time interest accrues to Certificateholders and the time the related interest income is received by the Certificateholders.


                        FEDERAL INCOME TAX CONSEQUENCES

            The following is a discussion of the material federal income tax consequences to the original purchasers of the Certificates of the purchase, ownership and disposition of the Certificates. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Certificates or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Certificates directly from the Bank and hold the Certificates as capital assets.

            The discussion that follows, and the opinion set forth below of Dewey Ballantine, special tax counsel to Trust ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates.

  Characterization of the Certificates as Indebtedness

            In the opinion of Tax Counsel, based on the application of existing law to the facts as set forth in the Receivables Acquisition Agreement, Pooling Agreement, Insurance Agreement and other relevant documents and such investigations as it deemed appropriate, the Certificates will be treated as indebtedness for federal income tax purposes.

            In general, whether instruments such as the Certificates constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not an instrument constitutes indebtedness for federal income tax purposes. On the basis of a review of such factors as applied to the facts of the contemplated transaction, Tax Counsel has concluded, as stated above, that the Certificates constitute indebtedness for federal income tax purposes.

            In Article ____ of the Pooling Agreement, the parties thereto and all successors and assigns thereof, including, upon acquisition of the Certificates, the Certificateholders, express their mutual intent that the Certificates shall constitute indebtedness for all applicable tax purposes and, further, covenant and agree to treat the Certificates as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise. Notwithstanding such agreement, because different criteria are used to determine the non-tax accounting characterization of the issuance and sale of the Certificates, the Originators and the Bank intend to treat the transaction as a sale by the Bank of interests in the Receivables for financial accounting purposes.

            Although the economic substance of a transaction is generally of primary importance in determining its proper treatment for federal income tax purposes, nevertheless, a party to a transaction will be held to a high standard of proof in establishing that the form of the transaction, if at variance with the economic substance of the transaction, should not be treated as controlling. In some instances, courts have indicated that a taxpayer should be bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel is nonetheless of the opinion that the Certificates will be treated as indebtedness for federal income tax purposes because (i) in many respects the form of the transaction as reflected in the operative provisions of the documents accords with the characterization of the Certificates as indebtedness, (ii) the parties have stated unambiguously their intention to treat the Certificates as indebtedness for tax purposes and (iii) the characteristics of the Certificates strongly indicate that in economic substance the Certificates are a form of indebtedness.

  Possible Classification of the Transaction as a Partnership or Association Taxable as a Corporation

            Notwithstanding Tax Counsel's opinion, potential investors should recognize that there is some uncertainty as to the correct characterization of the Certificates. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated by this Prospectus Supplement constitutes the sale of a direct or indirect interest in [the Vehicles and] the Receivables to the Certificateholders and that the proper classification of the legal relationship between the Servicer, the Bank and the Certificateholders resulting from this transaction is that of a partnership or an association taxable as a corporation. Since Tax Counsel is of the opinion that the Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, the Servicer and the Bank will not attempt to comply with the federal income tax reporting requirements applicable to either partnerships or corporations.

            If the transaction were treated as creating a partnership between the Certificateholders, the Servicer and the Bank, the partnership itself would not be subject to federal income tax (unless characterized as a publicly traded partnership taxable as a corporation); rather, the Servicer, the Bank and each Certificateholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Certificateholder would differ if the Certificates were held to constitute partnership interests, rather than indebtedness.

            If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

  Taxation of Interest Income of Certificateholders

            Assuming, in accordance with the opinion of Tax Counsel, that the Certificates will constitute indebtedness for federal income tax purposes, interest thereon will be includable as ordinary income when received or accrued by the Certificateholders in accordance with their respective methods of tax accounting.

  Sales of Certificates

            Upon the sale or exchange of a Certificate, the Certificateholder will realize a gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of such Certificate.

  Backup Withholding with Respect to Certificates

            Payments of interest and principal, together with payments of proceeds from the sale of Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

  Foreign Investors in Certificates

            A Certificateholder that is not a "United States person" may be subject to United States federal withholding tax in respect of distributions on a Certificate. Whether withholding of tax would be required, and, if so, the rate at which such withholding would be imposed, would depend upon a number of factors, including the characterization of the Certificates and the Trust for federal income tax purposes, and, under current law, the withholding rate could be as high as 35 percent. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE MAY NOT BE APPLICABLE TO ANY INDIVIDUAL INVESTOR DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES

  UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                   STATE, LOCAL AND OTHER TAX CONSIDERATIONS

            Investors should consult their own tax advisors regarding whether the purchase of the Certificates, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Certificate. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.


                              ERISA CONSIDERATIONS

            The Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in
  Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. For additional information regarding treatment of the Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

            If the Certificates constitute equity interests, there can be no assurance that any of the exceptions set forth in the Regulations will apply to the purchase of Certificates offered hereby. Under the terms of the Regulations, if the Trust were deemed to hold Plan assets by reason of a Plan's investment in Certificates, such Plan assets would include an undivided interest in the Receivables, and any other assets held by the Trust. In such an event, the Originators, the Bank, the Trust, the Trustee and other persons providing services with respect to the Receivables, may be subject to the fiduciary responsibility provisions of Title One of ERISA and be subject to the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving the Receivables unless such transactions are subject to a statutory or administrative exemption. Additionally, if the Trust were deemed to hold Plan assets, each Certificateholder may be subject to the fiduciary responsibility provisions of Title One of ERISA with respect to its right to consent or withhold consent to amendments to the Trust Agreement.

            In addition, certain affiliates of the Originators, the Bank, the Trust and the Trustee may be considered to be parties in interest or fiduciaries with respect to many Plans. An investment by such a Plan in Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

            Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consider whether such purchase would be appropriate under the general fiduciary standards of prudence and diversification, taking into account the overall investment policy of the Plan and its existing portfolio and should consult with its counsel with respect to the potential applicability of ERISA and the Code.

                                   RATINGS

            It is a condition to the issuance of the Certificates that they be rated "_____" by ____________ and "_____" by ____________. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of ____________ and ____________ assigned to Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to Certificates do not represent any assessment of the likelihood that principal Prepayments might differ from those originally anticipated or address the possibility that Certificateholders might suffer a lower than anticipated yield.


                                  UNDERWRITING

       Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Bank has agreed to cause the Trust to sell to [each of] the underwriter(s) named below (the "Underwriter(s)"), and each of the Underwriter(s) has severally, and not jointly, agreed to purchase, the principal amount of Certificates set forth opposite its name below.


                                             Principal
                                             Amount of
                                            Certificates
                                            ------------
                  Underwriter(s)
                  --------------
                                              $
                  ----------------........      -------

                  ----------------........      -------

                                                -------
                             TOTAL.........   $
                                                =======


            In the Underwriting Agreement, the Underwriter(s) have agreed, subject to the terms and conditions therein, to purchase all the Certificates offered hereby if any of such Certificates are purchased. The Bank has been advised by the Underwriter(s) that they propose initially to offer the Certificates to the public at the respective prices set forth herein, and to certain dealers at such prices less a concession not in excess of _____% per Certificate. The Underwriter(s) may allow and such dealers may reallow a concession not in excess of 0.__% per Certificate to certain other dealers. After the initial public offering, such prices and such concessions may be changed.

            The Underwriting Agreement provides that the Bank and the Originators will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter(s) may be required to make in respect thereof. The Commission is of the opinion that indemnification for securities law violations is contrary to the public policy expressed in the federal securities laws, and consequently, that such indemnification provisions are unenforceable.

            The Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter(s).

                                   LEGAL MATTERS

            In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Certificates, as well as other matters, will be passed upon for the Trust and the Bank by Shaw, Pittman, Potts & Trowbridge, Washington, D.C. and for the Underwriter(s) by Dewey Ballantine, New York, New York.

                             INDEX OF DEFINED TERMS


                                                                           Page
                                                                           ----
  Act.......................................................................21
  Actual Payment............................................................35
  Additional Pooling Agreement..............................................31
  Additional Receivable Transfer Agreement..................................20
  Additional Receivables.....................................................2
  Adequately capitalized....................................................21
  Adjusted Certificate Rate.................................................35
  Administrative Amount.....................................................35
  Advance Payment...........................................................35
  Advance Payments..........................................................33
  Applicable Percentage.....................................................35
  APR.......................................................................17
  APRs......................................................................10
  Available Funds........................................................2, 35
  Base Interest Amount......................................................36
  Base Principal Distribution Amount........................................36
  Business Day..............................................................47
  Calculation Date..........................................................36
  Capitalized Interest Account...............................................9
  Capitalized Interest Rate.................................................36
  Capitalized Interest Requirement..........................................36
  Certificate Factor........................................................41
  Certificate Insurance Policy...............................................1
  Certificate Insurance Premium Rate........................................37
  Certificate Insurer.....................................................1, 4
  Certificate Interest......................................................37
  Certificate Percentage....................................................37
  Certificate Principal Balance.............................................37
  Certificate Rate..........................................................37
  Certificateholder.........................................................48
  Certificateholders........................................................ 1
  Certificates.............................................................. 1
  CFC....................................................................... 6
  CFC Receivables........................................................... 6
  Claim Date................................................................37
  Closing Date..............................................................30
  Code......................................................................49
  Commission.................................................................3
  Contract Interest..........................................................2
  Contract Principal.....................................................2, 37
  Contract Rate.............................................................37
  Contracts..................................................................1
  Contribution Agreement....................................................48
  Cut-Off Date...........................................................4, 37
  Defaulted Contract........................................................37
  Delinquency Amounts.......................................................11
  Delinquent Contract...................................................11, 37
  Depositor..................................................................4
  Depositor's Certificate Principal Balance.................................36



                                                                          Page
                                                                          ----
  Depositor's Certificates..................................................36
  Determination Date........................................................ 9
  Discounted Contract Balance...............................................37
  Distributions on Certificates.............................................33
  Eligible Investments......................................................33
  ERISA.................................................................13, 52
  Event of Servicing Termination............................................43
  Excess Contract Interest...............................................2, 38
  Excess Principal Amount...................................................38
  Exchange Act...............................................................3
  FDIC......................................................................20
  FDICIA....................................................................21
  FIRREA....................................................................21
  Fiscal Agent..............................................................46
  Funding Distribution Date.................................................38
  Funding Termination Date..................................................38
  Initial Amortization Date..................................................2
  Initial Capitalized Interest Amount........................................9
  Initial Certificate Principal Amount......................................38
  Initial Contract Principal Balance.........................................4
  Initial Receivables.......................................................30
  Initial Unpaid Amount.....................................................38
  Initial Yield Maintenance Amount..........................................10
  Insufficiency Amount..................................................38, 47
  Insurance Agreement........................................................9
  Insurance Policies........................................................29
  Insured Payment...........................................................46
  Interest-Only Period......................................................38
  Investment Earnings.......................................................11
  IRS.......................................................................49
  Issuer.....................................................................4
  Majority Holders..........................................................45
  Monthly Report............................................................41
  Net Receivables Rate......................................................15
  Notice Date...............................................................34
  Notice of Nonpayment......................................................47
  Obligor....................................................................6
  Original Pre-Funded Amount.................................................7
  Originator.................................................................4
  OTS.......................................................................20
  Overdue Interest..........................................................38
  Overdue Principal.........................................................38
  Overfunded Interest Amount................................................38
  Payment Date..............................................................39
  Plan..................................................................13, 52
  Pool Factor...............................................................41
  Pooling Agreement......................................................1, 48
  Pre-Funding Account........................................................7
  Predecessor Receivable....................................................19
  Prepayment................................................................39
  Prepayment Amount.........................................................39



                                                                          Page
                                                                          ----
  Prospectus................................................................. 3
  Rating Agencies............................................................14
  Receivables.................................................................1
  Reconveyance Amount........................................................39
  Record Date................................................................30
  Reimbursement Amount.......................................................39
  Remittance Account..........................................................7
  Remittance Period..........................................................39
  Required Amortization Even.................................................39
  Required Payments...................................................4, 10, 40
  Required Rate..............................................................10
  Reserve Account.............................................................9
  Reserve Account Advance....................................................40
  Residual Receipts..........................................................40
  Rule of 78s................................................................16
  SAIF.......................................................................20
  Scheduled Contract Principal...............................................40
  Scheduled Payments.........................................................40
  Servicer....................................................................1
  Servicer Advance.......................................................11, 33
  Servicer Fee...............................................................40
  Servicer Fee Rate..........................................................40
  Servicer's Certificate.....................................................34
  Servicing Charges..........................................................11
  Servicing Fee..............................................................10
  Servicing Fee Rate.........................................................10
  Specified Reserve Account Requirement......................................40
  Subordinated Amount........................................................40
  Substitute Receivable......................................................19
  Supplementary Report.......................................................43
  Tax Counsel................................................................49
  Transferor's Balance........................................................5
  Trust....................................................................1, 4
  Trustee..................................................................1, 4
  Undercapitalized...........................................................21
  Underwriter(s).............................................................53
  Underwriting Agreement.....................................................53
  United States person.......................................................51
  Vehicles....................................................................1
  Vendor Agreement Rights....................................................29
  Well capitalized...........................................................21
  Yield Maintenance Amount...................................................10
  [Monthly] Servicer Report..................................................28

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